Exhibit 10.8

SUBLEASE AGREEMENT

BY and BETWEEN

HOLLAND & HART LLP,

a Colorado limited liability partnership,

as Sublandlord

AND

TROPICANA ENTERTAINMENT LLC,

a Delaware limited liability company,

as Subtenant

SUBLEASE AGREEMENT

BASIC LEASE INFORMATION

Sublandlord:	Holland & Hart LLP, a Colorado limited liability partnership, as successor in interest to Hale Lane Peek Dennison and Howard Professional Corporation

Subtenant:	Tropicana Entertainment LLC, a Delaware limited liability company

Building:	3930 Howard Hughes Parkway
Las Vegas, Nevada 89109

Sublease Premises:		Approximately (and, for purposes of calculating any amounts due hereunder, deemed to be) 18,035 rentable square feet (“RSF”) of space, consisting of the entire fourth (4th) floor of the Building.

Sublease Commencement Date:			January 1, 2009 (subject to Section 3.B below).

Term:	Approximately seven (7) years and two (2) months, expiring on February 29, 2016.

Base Rent:	$3.00 Full Service Gross per RSF per month, increased annually by 3%, as follows:

	(a)	January 1, 2009 through December 1, 2009	$54,105.00 per month
	(b)	January 1, 2010 through December 1, 2010	$55,728.15 per month
	(c)	January 1, 2011 through December 1, 2011	$57,399.99 per month
	(d)	January 1, 2012 through December 1, 2012	$59,121.99 per month
	(e)	January 1, 2013 through December 1, 2013	$60,895.65 per month
	(f)	January 1, 2014 through December 1, 2014	$62,722.52 per month
	(g)	January 1, 2015 through December 1, 2015	$64,604.19 per month
	(h)	January 1, 2016 through February 1, 2016	$66,542.32 per month

Security Deposit:		An amount equal to the first (1st) month’s Rent.

Subtenant’s Pro Rata Share:                                    Sixty-six and 09/100 percent (66.09%) (based on 18,035 RSF in the Sublease Premises and 27,285 RSF in the Master Premises).

Addresses for Notices:

Sublandlord:	HOLLAND & HART LLP
3800 Howard Hughes Parkway, Suite 1000
Las Vegas, Nevada 89109
Attn: Administrative Partner

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	with a copy to :	HOLLAND & HART LLP
555 Seventeenth St., Suite 3200
Denver, CO 80202
Attn: Director of Administration

	Subtenant:	Prior to Commencement Date:

TROPICANA ENTERTAINMENT LLC
3801 Las Vegas Blvd. So.
Las Vegas, Nevada 89109
Attention: Legal Dept.
thereafter, the Premises.

Broker:	Colliers Nevada LLC, d/b/a Colliers International, for Sublandlord, and CB Richard Ellis, for Subtenant.

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SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”) is made as of November   , 2008 (“Effective Date”) by and between Holland & Hart LLP, a Colorado limited liability partnership (“Sublandlord”), and Tropicana Entertainment LLC, a Delaware limited liability company (“Subtenant”), with reference to the following facts and is as follows:

RECITALS

A.             Sublandlord is the tenant under that certain Office Lease dated June 1, 2005 (“Original Lease”), as amended by that certain First Amendment dated July 27, 2007 (“First Amendment”) (Original Lease and First Amendment are collectively, “Master Lease”), pursuant to which 3930 HHP LLC, a Delaware limited liability company (“Master Landlord”) leased to Hale Lane Peek Dennison and Howard Professional Corporation, a Nevada professional corporation (“Hale Lane”), as Tenant, the real property located on the fourth floor, known as Suite 400, and the real property located on the third floor, known as Suite 360, within the building commonly known as “3930 Howard Hughes Parkway” (“Building”) and located in Las Vegas, Nevada 89169 (“Master Premises”). Hale Lane’s rights and obligations as Tenant under the Master Lease have been assigned to and assumed by Sublandlord hereunder, by virtue of an Assignment and Assumption Agreement between those parties dated as of July 1, 2008.

B.             Sublandlord desires to sublet to Subtenant and Subtenant desires to sublet from Sublandlord, on the terms and conditions set forth herein, the entirety of the fourth floor of the Building, consisting of approximately (and, for purposes of determining any amounts due hereunder, deemed to be) 18,035 rentable square feet (“RSF”) (“Sublease Premises”), as outlined on the floor plan attached hereto as Exhibit “A” and incorporated herein by reference (“Floor Plan”).

C.             This Sublease is subject and subordinate to the Master Lease, attached hereto as Exhibit “B” and incorporated herein by reference.

D.             All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Master Lease.

NOW, THEREFORE, Sublandlord and Subtenant agree as follows:

1.              Sublease.  Sublandlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Subtenant to be performed, hereby subleases the Sublease Premises to Subtenant, and Subtenant hereby accepts and subleases the Sublease Premises from Sublandlord, together with the non-exclusive right to use the Common Areas as set forth in the Master Lease.

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2.             Term and Early Access: Necessary Approvals.

A.            This Sublease shall govern the relationship between Sublandlord and Subtenant with respect to the Sublease Premises from the Effective Date through the last day of the Term, unless terminated early in accordance with this Sublease. The term of this Sublease shall be for seven (7) years and two (2) months (“Term”), commencing upon January 1, 2009 (“Commencement Date”), and expiring February 29, 2016. Notwithstanding the foregoing, Subtenant may commence early occupation of the Sublease Premises for the limited purpose of installing its furniture, fixtures and equipment therein, if Sublandlord has vacated the Premises prior to the Commencement Date (“Early Occupancy”). Subtenant’s Early Occupancy shall be subject to all of the provisions of this Lease, except that Subtenant shall not be obligated to pay Rent until the Commencement Date. Early Occupancy of the Sublease Premises by Subtenant shall not advance the expiration date of this Sublease. Notwithstanding any other provision in this Sublease to the contrary, if the Sublease is terminated for any reason other than as a result of a default by Subtenant prior to the expiration of the Term, the unearned portion of all Rents paid in advance by Subtenant shall be refunded to Subtenant, based on a daily proration of such amounts.

B.            The validity of this Sublease shall be subject to (i) Sublandlord obtaining the Master Landlord’s prior written consent hereto pursuant to the terms of the Master Lease, and (ii) Subtenant’s obtaining approval of this Sublease by the Bankruptcy Court in Subtenant’s pending Chapter 11 bankruptcy proceeding, Case No. 08-10856 in the United States Bankruptcy Court for the District of Delaware (together, the “Necessary Approvals”). If either of the Necessary Approvals have not been obtained as required above and a copy thereof delivered to the party which is not required to obtain the same on or before December 31, 2008, then the date upon which the Term commences shall be automatically extended for up to thirty (30) days, until such Necessary Approvals have both been obtained. If both of the Necessary Approvals still have not been obtained by January 31, 2009, then unless the parties agree in writing to further extend the Commencement Date, this Sublease shall automatically terminate without action by either party and neither party shall have any liability to the other under this Sublease, and any Security Deposit or other deposit made by Subtenant to Sublandlord shall be immediately returned to Subtenant.

3.             Rent.

A.            Payment. As consideration for this Sublease, commencing on the Commencement Date, Subtenant shall pay to Sublandlord as base rent, without any demand, setoff or deduction, at Sublandlord’s address stated in the Basic Lease Information, or at any other place Sublandlord designates by notice to Subtenant, Base Rent in the amounts set forth in the Basic Lease Information above (“Base Rent”), Subtenant’s Pro Rata Share of Excess Operating Expenses (defined below) and any and all other sums payable by Subtenant hereunder (collectively “Rent”). As used herein, “Full Service Gross” means that Sublandlord absorbs (and includes in the Base Rent) the cost of all building operations and services for the Base Year while accounting for reimbursement for any excess costs that may occur in later years. The monthly Base Rent and Subtenant’s Pro Rata Share of Excess Operating Expenses shall be due and payable in advance on the first day of each calendar month without notice or demand,

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provided that the first installment of Base Rent shall be payable on the Effective Date. All other items of Rent shall be due and payable by Subtenant on or before twenty-five (25) days after billing by Sublandlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Sublandlord. If the Commencement Date occurs on a day other than the first day of a calendar month, the monthly Base Rent and Subtenant’s Pro Rata Share of any Excess Operating Expenses for the month shall be prorated on a daily basis based on a three hundred sixty (360) day calendar year. Sublandlord’s acceptance of less than the amount of Rent due shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept such check or payment without such acceptance being considered a waiver of any rights such party may have hereunder.

B.            Excess Operating Expenses.  Subtenant shall pay Subtenant’s Pro Rata Share of the amount, if any, by which Operating Expenses (defined in the Master Lease) payable (after giving effect to all caps and limitations set forth in the Master Lease) by Sublandlord under the terms of the Master Lease for each calendar year during the Term exceed Operating Expenses payable (after giving effect to all caps and limitations set forth in the Master Lease) by Sublandlord under the terms of the Master Lease for the Base Year of 2008 (“Excess Operating Expenses”), grossed up, in the case of to reflect a one hundred percent (100%) occupancy level and a full assessment of property taxes, as more particularly set forth in and subject to the terms of the Master Lease. The Master Lease provides for payment by Sublandlord of Operating Expenses on the basis of an estimate; therefore, as and when adjustments between estimated and actual Operating Expenses are made under the Master Lease, the obligations of Sublandlord and Subtenant will be adjusted in the same manner. If this adjustment occurs after the expiration or earlier termination of this Sublease, the obligations of Sublandlord and Subtenant under this subsection will survive such expiration or termination. Sublandlord shall, on reasonable request by Subtenant, furnish Subtenant with copies of all statements submitted by Master Landlord of the actual or estimated Operating Expenses during the Term of this Sublease. Sublandlord may also, in its sole judgment, after reasonable request of Subtenant, elect to audit Master Landlord’s Operating Expenses as set forth in the Master Lease.

4.             Security Deposit.  Upon the Effective Date, Subtenant shall deposit with Sublandlord an amount equal to the first month’s Base Rent as security for Subtenant’s faithful performance of Subtenant’s obligations under this Sublease (“Security Deposit”). If Subtenant fails to pay Base Rent or any other charges when due under this Sublease or fails to perform any obligations under this Sublease and such failure continues beyond applicable notice and cure periods, Sublandlord may use any portion of the Security Deposit for the payment of any Rent or other amount then due and unpaid, for the payment of any other sum for which Sublandlord may become obligated because of Subtenant’s default or breach, or for any loss sustained by Sublandlord as a result of Subtenant’s default or breach. If Sublandlord uses any portion of the Security Deposit as set forth above, Subtenant shall, within ten (10) days after written demand by Sublandlord, restore the Security Deposit to the full amount originally deposited. Subtenant’s failure to do so will constitute a default under this Sublease. Sublandlord will not be required to keep the Security Deposit separate from its general accounts and will have no obligation or liability for payment of interest on the Security Deposit. If Sublandlord assigns its interest in this

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Sublease, Sublandlord shall deliver to its assignee as much of the Security Deposit as Sublandlord then holds. Within thirty (30) days after the expiration or termination of this Sublease, provided that Subtenant is not then in default under this Sublease, the Security Deposit, or as much as remains that has not been applied by Sublandlord, will be returned to Subtenant or to the last assignee, if any, of Subtenant’s interest under this Sublease.

5.             Use. The Sublease Premises shall be used and occupied only for the Permitted Use set forth in the Master Lease, and for no other use or purpose.

6.             Condition of Sublease Premises; Personalty. Sublandlord has made no promise to alter, remodel or improve the Sublease Premises and no representation respecting the condition of the Sublease Premises to Subtenant. Subtenant has examined the Sublease Premises, is fully familiar with its physical condition, and accepts the Sublease Premises in its then present condition “AS IS” and “WHERE IS” as of the date of this Sublease with no express or implied warranties; provided, however, that Sublandlord shall be responsible prior to the Commencement Date for removing its sign that is currently above the reception desk in the Sublease Premises and repairing any damage to the wall caused by such removal. During the Term, Subtenant shall have the use of all of the furniture, furniture systems, cabling, and other items of personal property located in the Sublease Premises and listed on Exhibit “C” attached hereto and incorporated herein by this reference (the “Personalty”) at no charge. Upon the expiration of the term of this Sublease, or upon any earlier termination of the term or of Subtenant’s right to possession, Subtenant will remove all of its trade fixtures and personal property (but not including the Personalty) and surrender the Sublease Premises broom-clean, and the Sublease Premises and the Personalty in at least as good condition as at the date Subtenant took possession, ordinary wear and tear and casualty loss excepted.

7.             Alterations. Subtenant shall not make any Alterations (as defined in the Master Lease) without first obtaining the written consent of Master Landlord and Sublandlord in each instance (except to the extent that such Alteration is a Minor Alteration for which consent is not required under the Master Lease), and without first complying with Nevada Revised Statutes (“NRS”) Chapter 108, including, without limitation, Sections 108.2403 and 108.2407 and delivery to Sublandlord of evidence of such compliance. Sublandlord agrees that it shall not withhold its consent to any Alteration which has been approved by Master Landlord, unless the Alteration is one which must be removed pursuant to the terms of the Master Lease upon surrender of the Master Premises, and the costs of such removal would materially increase the removal costs for which Sublandlord would be liable in the event of a default by Subtenant under this Sublease. By its execution hereof, Sublandlord has approved the Alterations described on Exhibit “D” attached hereto and incorporated herein by this reference.

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Subtenant acknowledges that Subtenant is required to comply with the provisions of NRS Sections 108.2403 and 108.2407 prior to commencement of any work of improvement to be constructed, altered or repaired on the Premises. Subtenant’s failure to comply with NRS Sections 108.2403 and 108.2407 shall be an Event of Default under this Sublease.

RK
Subtenant’s Initials

8.             Parking. Subtenant shall take and pay for all of the unreserved parking spaces within the Parking Structure that are provided by the Master Lease which are attributable to Suite 400, consisting of forty-three (43) spaces currently, which number will increase on certain anniversaries of the Commencement Date of the Master Lease, as provided on Exhibit E to the Master Lease, and Subtenant shall pay the Parking Fees with respect to each of those spaces as set forth in such Exhibit E, with no additional charges made by Sublandlord for use of such spaces other than the Parking Fees.

9.             Intentionally Deleted.

10.           Assignment and Subletting.  Subtenant shall not assign this Sublease or further sublet all or any part of the Sublease Premises without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord’s reasonable discretion. Notwithstanding the foregoing, Subtenant may assign this Sublease or sublet the Sublease Premises, without Sublandlord’s consent (but still subject to obtaining the consent of Master Landlord to the extent required by the Master Lease), to any entity which controls, is controlled by, or is under common control with Subtenant, or to any entity which acquires substantially all the assets of Subtenant as a going concern (collectively, an “Affiliate”), provided that the Affiliate assumes in writing all of Subtenant’s obligations under this Sublease, and provided further that such Affiliate has a net worth (or, provided Subtenant survives as an entity and remains liable under this Sublease, such Affiliate has a net worth, when combined with the net worth of Subtenant) which represents no material adverse change from Subtenant’s net worth at the time of such transfer, as certified in financial documentation presented to Sublandlord prior to such assignment or subletting. In the event Sublandlord consents to an assignment or sublease for which its consent is required hereunder, Subtenant must, to the extent required under the terms of the Master Lease, thereafter obtain the written consent of Master Landlord pursuant to the terms and conditions set forth in Section 11 of the Master Lease.

11.           Remedies.  Sublandlord shall have the same rights and remedies with respect to a breach of this Sublease by Subtenant as Master Landlord has with respect to a breach of the Master Lease by Sublandlord thereunder, and Subtenant shall have the same rights and remedies with respect to a breach of this Sublease by Sublandlord as Sublandlord has with respect to a breach of the Master Lease by Master Landlord thereunder. In addition, if Sublandlord fails to pay any Rent due under the Master Lease to Master Landlord at the times when such Rent is due, then after the passage of any applicable periods for notice and cure, and provided that Subtenant is not in default hereunder and gives prior written notice to Sublandlord of its intent to pay the same, Subtenant shall have the right (but not the obligation) to pay such Rent directly to Master

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Landlord on behalf of Sublandlord, and Sublandlord shall reimburse Subtenant for such amounts within fifteen (15) days after demand therefor. If Sublandlord fails to reimburse Subtenant for such amounts within said 15-day period, Subtenant may deduct such amounts from its rent payments due hereunder. Any such amount not paid by Sublandlord within fifteen (15) days shall bear interest at 12% per annum from the due date until paid or deducted from Subtenant’s rent hereunder.

12.           Casualty or Condemnation.

A.            Casualty. If the Sublease Premises or the Building shall be partially or totally damaged by fire or other casualty, the consequences thereof shall be determined pursuant to the Master Lease; provided that Sublandlord shall not voluntarily terminate the Master Lease pursuant to any right of termination provided to Sublandlord by the Master Lease in the event of fire or other casualty, without the prior written consent of Subtenant. No damage, compensation or claims shall be payable by Sublandlord for inconvenience or loss of business arising from any such damage by fire or other cause or by the repair or restoration of any portion of the Sublease Premises or of the Building; provided, however, that if Sublandlord is entitled to any such damages, compensation or claims from Master Landlord pursuant to the Master Lease, any amounts which Sublandlord actually receives from Master Landlord as a result of such damages, compensation or claims shall be equitably allocated between Sublandlord and Subtenant.

B.            Condemnation. In the event that the Sublease Premises or any part thereof or the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, whether permanently or temporarily, the consequences thereof and related award, if any, shall be determined pursuant to the Master Lease; provided that Sublandlord shall not voluntarily terminate the Master Lease pursuant to any right of termination provided to Sublandlord by the Master Lease in the event of condemnation, without the prior written consent of Subtenant.

13.           Master Lease Incorporation.

A.            This Sublease is subject and subordinate to, and Subtenant accepts this Sublease subject to, all of the terms, covenants and conditions of the Master Lease, together with any future modifications, amendments or supplements thereto. Except as may be expressly excluded below and except as may be inconsistent with the terms of this Sublease, all of the terms, covenants and conditions of the Master Lease, except for those provisions which by their nature do not relate to the Sublease Premises or the Term, are hereby made part of this Sublease with the same force and effect as if fully set forth at length herein. Except as otherwise expressly set forth herein, the following terms shall have the stated meanings herein: the term “Landlord” in the Master Lease shall mean Sublandlord herein; the term “Tenant” in the Master Lease shall mean Subtenant herein; the term “Premises” in the Master Lease shall mean Sublease Premises herein; the term “Lease” in the Master Lease shall mean this Sublease herein; the term “Term” in the Master Lease shall be replaced with the defined Term herein; the term “Commencement Date” in the Master Lease shall be replaced with the defined Commencement Date herein; the term “Base Year” in the Master Lease shall mean 2008 herein; the term “Base Rent” in the

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Master Lease shall mean the defined Base Rent herein, and; the term “Estimated Commencement Date” in the Master Lease shall not be applicable to this Sublease.

B.            Except as otherwise specifically provided herein, the time limits contained in the Master Lease for the giving of notices, making payments or demands or performing of any act, condition or covenant on Sublandlord’s part, as tenant thereunder, are amended for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that notice may be given, demands made or any act, condition or covenant performed or any right, remedy or option hereunder exercised by Subtenant within the time limit relating thereto contained in the Master Lease. Notwithstanding the foregoing, if the Master Lease allows only ten (10) days or less for Sublandlord, as tenant thereunder, to perform any act, to undertake to perform such act, or to correct a failure relating to the Sublease Premises, then Subtenant shall perform or undertake such act and/or correct such failure within the time provided therefor in the Master Lease, less two (2) business days. If Sublandlord or Subtenant receives any notice or demand from Master Landlord under the Master Lease, said party shall promptly give a copy thereof to the other in the manner provided for the giving of notices herein. Notwithstanding the foregoing, any applicable notice or cure period for Subtenant will begin to run on the date upon which Subtenant has received any applicable notices required in connection therewith, regardless of when Sublandlord receives any such notice from Master Landlord.

C.            Subtenant shall comply with all of the terms, covenants and conditions of the Master Lease on the part of the Tenant therein named arising after the Effective Date of this Sublease as they affect the Sublease Premises (other than those not incorporated into this Sublease).

D.            The following provisions of the Master Lease, Riders and Exhibits attached thereto, and First Amendment shall not be incorporated herein by reference because they are either not applicable, are otherwise covered herein, or otherwise do not apply: (i) Master Lease Sections 3(A), 3(B), 3(C), 3(D), 4(A), 9(C), 18(D), 31, and 33(E); (ii) Master Lease Rider No. 1, Rider No. 2, Rider No. 3, and any references within the Master Lease thereto; (iii) Master Lease Exhibit A-1, Exhibit C, and Exhibit D, and any references within the Master Lease thereto, and; (iv) First Amendment in its entirety.

E.             The term “Landlord” where used in the following Sections of the Master Lease, as incorporated herein by reference, shall refer to Master Landlord only and shall not refer to Sublandlord: 4(B) (except in regard to payments, which are to be made to Sublandlord), 4(C) (except in regard to payments, which are to be made to Sublandlord), 4(D), 4(E), 4(F), 4(G),7, 8, 9(B), 14(B), 16(A), 20, 28, 30(D) and 32.

F.             The term “Landlord” where used in the following Sections of the Master Lease, as incorporated herein by reference, shall refer to both Master Landlord and Sublandlord: Sections 10, 13, 14(A), 15, 17 (provided that references to “Building” or “Property” in such Section will, as to Sublandlord, be deemed instead to refer to the Sublease Premises) and 25.

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G.                                     Any provision of the Master Lease that requires “Landlord” or any other party to be a “named insured”, “loss payee”, or “additional insured”, shall include Master Landlord, Sublandlord and any other parties required by the Master Lease.

H.                                    Any provisions of the Master Lease that provides for “Tenant” to indemnify “Landlord” shall be deemed to include Master Landlord and Sublandlord.

I.                                         Subject to Section 16.B below, performance by Master Landlord as the “Landlord” under the Master Lease shall be deemed and accepted by Subtenant as performance by Sublandlord herein and Sublandlord shall not be responsible for any breach of the Master Lease by Master Landlord or any nonperformance or noncompliance with any provision thereof by Master Landlord, including the failure of Master Landlord to provide any services, utilities, and/or repairs. Subject to Section 16.B below, Sublandlord makes no representation that Master Landlord will provide any or all of the services, utilities and/or repairs referred to in the Master Lease, whether incorporated herein or not.

J.                                        Neither Sublandlord nor Subtenant shall do or permit anything to be done that would violate or breach the terms and provisions of the Master Lease or cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Landlord or Sublandlord under the Master Lease or by reason of any agreement between Master Landlord and Sublandlord, without the consent of the other party hereto.

14.                                 Subtenant’s Covenants and Representations.

A.                                   Except as otherwise provided herein, Subtenant covenants and agrees to perform and to observe all of the covenants, agreements, terms, provisions and conditions of the Master Lease on the part of the “Tenant” thereunder to be performed and observed during the Term, to the extent that they apply to the Sublease Premises or the use and occupancy by Subtenant of the Sublease Premises and the services and facilities of the Building. Subtenant also covenants and agrees not to do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might (i) constitute or cause a default under the Master Lease, (ii) cause the Master Lease or the rights of Sublandlord thereunder to be canceled, terminated or forfeited, (iii) cause Sublandlord to become liable for any damages, costs, claims or penalties, or (iv) adversely affect or reduce any of Sublandlord’s rights or benefits under the Master Lease.

B.                                     Promptly after receipt by Subtenant, Subtenant shall deliver to Sublandlord a copy of any notice of default or any other notice, statement, demand and other communication given or sent by or on behalf of Master Landlord which relates or is applicable to (i) the Sublease Premises; (ii) the Master Lease; (iii) Subtenant’s use and occupancy of the Sublease Premises; and (iv) the services and facilities of the Building being furnished to the Sublease Premises or Subtenant.

C.                                     Except to the extent arising from the negligence, intentional misconduct or breach of this Sublease of or by Sublandlord, its directors, officers, partners, employees, shareholders and agents, Subtenant shall defend, indemnify and hold harmless Sublandlord, its directors, officers, partners, employees, shareholders and agents and any predecessors in interest

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and successors and assigns against and from (i) any and all claims (1) arising from the conduct of Subtenant or any sublessee of Subtenant, or the employees or visitors of either, or of any business or any work or thing whatsoever done to the Sublease Premises, or any condition created in or about the Sublease Premises during the Term of this Sublease, or (2) arising from any negligent or otherwise wrongful act or omission of Subtenant or any sublessee of Subtenant, or the employees or visitors of either; (ii) any failure by Subtenant or any sublessee of Subtenant to comply with the provisions of this Sublease; (iii) arising from the conduct, act or omission of Subtenant, its sublessees, or the employees or visitors of each in the Building and in the use of any Common Areas therein; and (iv) all costs, expenses and liabilities incurred by Sublandlord in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable legal fees and expenses. In the event any action or proceeding shall be brought against Sublandlord or any of the foregoing indemnitees by reason of any such claim, Subtenant, upon notice from Sublandlord, shall resist and defend such action or proceeding with counsel previously and reasonably approved by Sublandlord.

D.                                    The foregoing provisions are not intended to limit or affect the provisions of the Master Lease as incorporated herein. The indemnifications and obligations of this Section shall survive the expiration or earlier termination of this Sublease.

15.                                 Sublandlord’s Covenants and Representations.

A.                                   Except as otherwise provided herein, Sublandlord covenants and agrees to perform and observe all of the terms, covenants, provisions, conditions and agreements of the Master Lease including, without limitation, any and all rules and regulations which shall be in effect from time to time during the Sublease Term, in such a manner so as to prevent the Master Lease from being terminated, unless in connection with any such termination, Master Landlord accepts this Sublease as a direct lease between Master Landlord and Subtenant. Sublandlord represents and warrants to Subtenant that (i) Exhibit B is a true and correct copy of the Master Lease, including any amendments and modifications thereto, (ii) the Master Lease is in full force and effect, (iii) there are no other promises, agreements, understandings or commitments between Master Landlord and Sublandlord relating to the Sublease Premises, and no agreements between Sublandlord and any lender of Master Landlord are currently in effect, (iv) Sublandlord has not given any currently effective notice of default or termination under the Master Lease to Master Landlord, nor has Sublandlord received any currently effective notice of default or termination under the Master Lease from Master Landlord, (v) to Sublandlord’s current actual knowledge, neither Master Landlord nor Sublandlord is in default under the Master Lease (and no circumstances exist that, with the giving of notice or passing of time, may become a default under the Master Lease), and (vi) Sublandlord has not previously assigned the Master Lease or sublet the Sublease Premises. The phrase “Sublandlord’s current actual knowledge” shall be deemed to mean the current actual knowledge of J. Andrew Keller, Sublandlord’s Director of Administration, and Greg S. Gilbert, the Administrative Partner of Sublandlord’s Las Vegas, Nevada office. If Sublandlord terminates the Master Lease a permitted under the terms of this Sublease, Subtenant agrees, upon Master Landlord’s agreement to recognize Subtenant as its direct tenant under the terms of this Sublease, to attorn to Master Landlord under the terms hereof in connection with any such termination and to execute an attornment agreement in such form as may reasonably be requested by Sublandlord or Master Landlord and be acceptable to

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Subtenant in its reasonable judgment. Sublandlord shall not agree to any amendment to the Master Lease without Subtenant’s consent that would adversely affect Subtenant’s use or occupancy of the Sublease Premises or Common Areas.

B.                                     Promptly after receipt by Sublandlord, Sublandlord shall deliver to Subtenant a copy of any notice of default or any other notice, statement, demand and other communication given or sent by or on behalf of Master Landlord which relates or is applicable to (i) the Sublease Premises; (ii) the Master Lease; (iii) Subtenant’s use and occupancy of the Sublease Premises; and (iv) the services and facilities of the Building being furnished to the Sublease Premises or Subtenant.

C.                                     Except to the extent arising from the negligence, intentional misconduct or breach of this Sublease of or by Subtenant, its directors, officers, partners, employees, shareholders and agents, Sublandlord shall defend, indemnify and hold harmless Subtenant, its directors, officers, partners, employees, shareholders and agents and any predecessors in interest and successors and assigns against and from (i) any and all claims arising from any negligent or otherwise wrongful act or omission of Sublandlord or the employees or agents of Sublandlord; (ii) any failure by Sublandlord or any sublessee of Sublandlord (other than Sublessee) to comply with the provisions of this Sublease; (iii) all costs, expenses and liabilities incurred by Subtenant in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable legal fees and expenses; or (iv) any breach, default or source of liability that arose or accrued with respect to the Master Lease or the Master Premises as a result of any act or omission of Sublandlord prior to the date of Subtenant’s occupancy of the Sublease Premises. In the event any action or proceeding shall be brought against Subtenant or any of the foregoing indemnitees by reason of any such claim, Sublandlord, upon notice from Subtenant, shall resist and defend such action or proceeding with counsel previously and reasonably approved by Subtenant.

D.                                    This Section 15 shall survive the expiration or earlier termination of this Sublease.

16.                                 Master Landlord’s Services; Disputes with Master Landlord.

A.                                   Notwithstanding anything contained in this Sublease to the contrary, Subtenant agrees and understands that Sublandlord does not make or adopt any representation or warranty of Master Landlord that has been incorporated herein from the Master Lease. Subtenant acknowledges and agrees that, except as may be expressly set forth herein, all services, repairs, restorations and access to and for the Sublease Premises provided for under the Master Lease will, in fact, be provided by Master Landlord, and Sublandlord shall have no obligations during the Sublease Term to provide any such services, repairs, restorations and access.. Subtenant agrees to look solely to Master Landlord for the furnishing of such services, repairs, restorations and access. Sublandlord makes no representation that Master Landlord will provide or perform any of the services, repairs, restorations or access referred to and incorporated herein from the Master Lease. Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired or the performance thereof be excused because of any failure or delay on Master Landlord’s part in furnishing such services, repairs, restorations and access; provided, however, that if Sublandlord’s Base Rent payable

10

under the Master Lease is actually abated pursuant to the Master Lease in respect to the Sublease Premises or any portion thereof, or in respect to any services allocated to the Sublease Premises pursuant to this Sublease, then Base Rent payable hereunder by Subtenant shall also be abated during the same period and to the corresponding extent that Sublandlord’s Base Rent is so abated. Except as otherwise specifically provided in this Sublease, Subtenant further acknowledges and agrees that Sublandlord shall have no obligations to (i) provide any insurance with respect to the Building, the Sublease Premises or the improvements therein (except as may be required of “Tenant” under the Master Lease), or (ii) take any other action that Master Landlord is obligated to provide, make, comply with, take or cause to be done, under the Master Lease (collectively, “Services”), and the only Services or rights to which Subtenant is entitled hereunder are those to which Sublandlord is entitled as the “Tenant” under the Master Lease, and for all such Services and rights, Subtenant will look solely to the Master Landlord. Nothing contained in this Section 16.A shall negate the provisions of Section 16.B below concerning the obligations of Sublandlord and Subtenant with respect to the enforcement of rights against Master Landlord under the Master Lease.

B.                                     Sublandlord hereunder assumes no liability for any covenants, indemnities, representations or warranties made by Master Landlord under the Master Lease, other than those that have been incorporated into this Sublease for performance by Sublandlord. If Master Landlord shall default in any of its obligations to Sublandlord with respect to the Sublease Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord’s rights against Master Landlord, which participation by Subtenant shall be at Subtenant’s sole cost and expense. Sublandlord shall reasonably cooperate with Subtenant in demanding performance from Master Landlord, at no cost or expense to Sublandlord, but Sublandlord shall have no obligation to bring any action or proceeding or to take any additional steps beyond the initial demand to enforce Sublandlord’s rights against Master Landlord. If, after written request from Subtenant, Sublandlord refuses, in its sole discretion, to file any action or proceeding or take additional action for the enforcement of Sublandlord’s rights against Master Landlord with respect to the Sublease Premises within a reasonable period of time, considering the nature of Master Landlord’s default and any applicable notice and cure periods, Subtenant shall have the right upon written notice to Sublandlord to take such action in its own name, at its sole cost and expense; provided, however, such right shall only be for that particular purpose and only to such extent necessary. In such event, the rights of Sublandlord under the Master Lease are hereby conferred upon and assigned to Subtenant, and Subtenant is hereby subrogated to such rights to the extent that the same shall apply to the Sublease Premises. If any such action against Master Landlord in Subtenant’s name shall be barred by reason of lack of privity, non-assignability or otherwise, Subtenant may take such action in Sublandlord’s name, provided that (i) legal counsel representing Subtenant in such action shall be reasonably acceptable to Sublandlord, and (ii) Subtenant has obtained the prior written consent of Sublandlord, which consent shall not be unreasonably withheld so long as Subtenant agrees, in writing, that Subtenant shall indemnify and hold Sublandlord harmless from and against all liability, loss, damage, or expense, which Sublandlord shall suffer or incur by reason of such action. Sublandlord shall have the right to condition such consent upon Subtenant’s delivery of a bond issued by a surety company of recognized responsibility, or other security satisfactory to Sublandlord as sufficient to indemnify and protect Sublandlord against any loss, cost, liability, damage or expenses, including, without limitation, interest and penalties and reasonable

11

attorneys’ fees and disbursements, which could arise by reason of such action. Sublandlord agrees to cooperate with Subtenant as is reasonably required in connection with an action or proceeding by Subtenant against Master Landlord to enforce Sublandlord’s rights under the Master Lease in respect of the Sublease Premises; provided that Subtenant shall have agreed in writing to reimburse Sublandlord for any out-of-pocket expenses incurred by Sublandlord in connection with such cooperation.

C.                                     Subtenant agrees that, except as otherwise expressly provided herein, Sublandlord shall not be required to dispute any determinations or other assertions or claims of Master Landlord regarding the rights or obligations of Sublandlord, as “Tenant” under the Master Lease for which Subtenant is or may be responsible under this Sublease or by which Subtenant may be bound; provided, however, that this provision shall not limit or affect Subtenant’s rights or Sublandlord’s obligations under 16(A) and 16(B) hereof.

D.                                    The provisions of this Section 16 shall survive the expiration or earlier termination of this Sublease.

17.                                 Cooperation. Subtenant agrees and acknowledges that various rights, benefits, obligations and liabilities under the Master Lease inure to the benefit of and are binding upon Sublandlord, and pertain to the Building as a whole. To the extent that any right, benefit, obligation or liability contained in the Master Lease is not specifically addressed in this Sublease and such right, benefit, obligation or liability pertains to the Building as a whole, then Subtenant’s rights, benefits, obligations or liabilities with respect to such provision, as incorporated herein by reference, shall be deemed to be subject to the concurrent rights, benefits, obligations and liabilities of Sublandlord with respect thereto. In addition, to the extent of any conflict or inconsistency between the rights granted to Subtenant hereunder and the rights of Sublandlord with respect to the Building and the Master Lease, Subtenant shall cooperate in good faith with Sublandlord to resolve any such conflict or inconsistency. In addition, Sublandlord will reasonably cooperate with Subtenant to cause Master Landlord to provide services required by Subtenant in addition to those otherwise required to be provided by Master Landlord under the Master Lease (such as after-hours air conditioning or heat). Subtenant shall pay Master Landlord’s charge for those additional services promptly after receipt of an invoice therefor from Landlord or Sublandlord. If at any time a charge for any services is attributable to the use of the services both by Sublandlord and Subtenant, the cost shall be equitably divided between them.

18.                                 Insurance. Subtenant shall maintain all insurance required by the Master Lease with respect to the Sublease Premises and shall deliver to Sublandlord policies of insurance and certificates or such other evidence of such insurance not later than three (3) business days prior to the Commencement Date.

19.                                 Brokers. Sublandlord represents that it has dealt directly with and only with Colliers Nevada LLC, d/b/a Colliers International (“Sublandlord’s Broker”), as its real estate representative in connection with this Sublease. Subtenant represents that it has dealt directly with and only with CBRichard Ellis as its real estate representative in connection with this Sublease (“Subtenant’s Broker”). Sublandlord shall pay (or cause to be paid) commissions to

12

Sublandlord’s Broker, who shall pay a portion of the commission to and Subtenant’s Broker, as set forth in Section 16. of that certain letter dated October 20, 2008, from Sublandlord’s Broker to Subtenant’s Broker.  SUBTENANT AND SUBLANDLORD SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, EXPENSES, ATTORNEYS’ FEES, LIENS AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH OR UNDER THE INDEMNIFYING PARTY, EXCEPT THAT NO INDEMNITY IS GIVEN BY SUBTENANT WITH RESPECT TO THE BROKER(S) SPECIFICALLY IDENTIFIED ABOVE.

20.                                 Signage.  Subject to the consent of Master Landlord, Subtenant shall be entitled to a single line on the lobby directory listing, at no charge to Subtenant. In addition, so long as the Master Landlord agrees to allow Subtenant to maintain the same, Subtenant shall be provided with one (1) strip for Subtenant’s name on the Building’s monument sign. The costs of fabricating and installing the monument sign listing shall be paid by Sublandlord. Subtenant shall be responsible for obtaining Master Landlord’s approval of any other signage desired by Subtenant in the Sublease Premises or the Building, at Subtenant’s sole cost and expense.

21.                                 Merger.  All prior understandings and agreements between the parties are merged within this Sublease, which, along with the incorporated provisions of the Master Lease, fully and completely sets forth the understanding of the parties. This Sublease may not be changed or terminated orally or in any manner other than by written agreement signed by the party or parties against whom enforcement of the change or termination is sought.

22.                                 Exculpation of Parties.  Notwithstanding anything contained herein to the contrary, Subtenant shall look solely to Sublandlord (and Sublandlord’s interest in the Sublease and Master Premises) to enforce Sublandlord’s obligations hereunder and no partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Sublandlord (collectively, the “Sublandlord Exculpated Parties”) shall be personally liable for the performance of Sublandlord’s obligations under this Sublease. Subtenant shall not seek any damages against any of the Sublandlord Exculpated Parties. The limitation on the personal liability of the Sublandlord Exculpated Parties shall not in any manner constitute a waiver of or affect any of the obligations of Sublandlord under this Sublease, nor limit Subtenant’s rights to name any of the Sublandlord Exculpated Parties in any action or proceeding relating to this Sublease to the extent necessary to recover any judgment from Sublandlord or the Sublandlord Exculpated Parties, provided that no such judgment shall be personally enforced against any of the Sublandlord Exculpated Parties.

23.                                 Notices.  All notices, consents and demands hereunder shall be in writing and shall be personally delivered or sent via overnight delivery by a nationally recognized carrier, addressed to the other party at its address set forth in the Basic Lease Information of this Sublease, and shall be deemed received upon (i) delivery, if personally delivered, or on the date of attempted deliver, if delivery is refused, or (ii) one (1) business day after mailing, if sent via overnight delivery. Either party may, by notice in writing, direct that future notices or demands be sent to a different address.

24.                                 Successors and Assigns.  This Sublease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

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25.                                 No Waiver.  The failure of Sublandlord to insist in any one or more cases upon the strict performance or observance of any obligation of Subtenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Subtenant or any right or option of Sublandlord. Sublandlord’s receipt and acceptance of payment of Base Rent or Sublandlord’s acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant’s breach of any provision of this Sublease shall not be deemed a waiver of such breach. No waiver by Sublandlord of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord.

26.                                 Counterparts.  This Sublease may be executed in any number of counterparts with the same effect as if both parties had signed the same document. All counterparts shall be construed together and shall constitute one Sublease.

27.                                 Governing Law.  This Sublease shall be governed by and construed pursuant to the law of the State of Nevada.

28.                                 Signs.  Subtenant shall not place any sign upon the Sublease Premises or any other part of the Building without Sublandlord’s prior written consent.

29.                                 Time is of the Essence.  Time is of the essence of each term and provision of this Sublease.

Signatures on next page.

14

Sublandlord and Subtenant have executed this Sublease as of the Effective Date specified above.

SUBLANDLORD:

Holland & Hart LLP,
a Colorado limited liability partnership

By:	/s/ Lawrence J. Wolfe

Name:	Lawrence J. Wolfe

Its:	Managing Partner

Date:	11/24, 2008

SUBTENANT:

Tropicana Entertainment LLC,
a Delaware limited liability company

By:	/s/ Robert Kocienski

Name:	Robert Kocienski

Its:	CFO

Date:	11-19, 2008

15

MASTER LANDLORD’S CONSENT

The undersigned, 3930 HHP LLC, a Delaware limited liability company, as Landlord under the Master Lease, hereby (i) agrees and consents to the Sublease to which this Master Landlord’s Consent is attached, subject to the terms and conditions set forth in the Sublease; (ii) waives any rights under the Master Lease to adjust rents, recapture all or any portion of the Master Premises or impose any additional rent as a result of such Sublease; (iii) acknowledges that this consent and the Sublease to which it is attached satisfies all documentation requirements for a sublease as are set forth in the Master Lease; (iv) agrees that Section 18.D of the Master Lease will not apply to Subtenant; (v) approves the list of Alterations described on Exhibit “D” to the Sublease; and (vi) represents that: (A) Exhibit B to the Sublease is a true and correct copy of the Master Lease, including any amendments and modifications thereto, (B) the Master Lease is in full force and effect, (C) there are no other promises, agreements, understandings or commitments between Master Landlord and Sublandlord relating to the Sublease Premises, except as set forth in the Master Lease, (D) Master Landlord has not given any currently effective notice of default or termination under the Master Lease to Sublandlord, nor has Master Landlord received any currently effective notice of default or termination under the Master Lease from Sublandlord, (E) to Master Landlord’s current actual knowledge, neither Master Landlord nor Sublandlord is in default under the Master Lease (and no circumstances exist that, with the giving of notice or passing of time, may become a default under the Master Lease), and (F) no consent by any lender of Master Landlord to this Sublease is required. Except for the terms of this Master Landlord’s Consent, nothing contained in this consent shall increase Master Landlord’s obligations under the Master Lease or be constructed as amending or modifying Subtenant’s obligations to Master Landlord under the Master Lease. Notwithstanding any contrary provision of the Master Lease, Master Landlord agrees to provide to Subtenant copies of all notices required or permitted under the Master Lease to be given by Master Landlord to Sublandlord concurrently with the delivery thereof to Sublandlord. Master Landlord further agrees that, notwithstanding any contrary provision of the Master Lease or applicable law, if the Master Lease is terminated prior to the expiration of the Sublease Term, then Master Landlord will nonetheless recognize Subtenant as its direct tenant on all of the terms and conditions of the Sublease and not disturb Subtenant’s possession of the Sublease Premises.

MASTER LANDLORD:

3930 HHP LLC,
a Delaware limited liability company

By:

Name:

Its:

Date:	, 2008

1

EXHIBIT “A”

TO SUBLEASE AGREEMENT

Floor Plan of Sublease Premises

[See attached.]

A-1

FLOOR PLAN

OF LEASED PREMISES

EXHIBIT “B”

TO SUBLEASE AGREEMENT

Master Lease

[See attached.]

B-1

MASTER LEASE

OFFICE LEASE

BETWEEN

3930 HHP LLC

(“LANDLORD”)

AND

HALE LANE PEEK DENNISON AND HOWARD PROFESSIONAL CORPORATION

(“TENANT”)

EXHIBITS AND RIDERS:

EXHIBIT A-l	OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-2	LEGAL DESCRIPTION OF PROPERTY
EXHIBIT B	RULES AND REGULATIONS
EXHIBIT C	COMMENCEMENT LETTER
EXHIBIT D	WORK LETTER
EXHIBIT E	PARKING AGREEMENT

RIDER NO. 1	OPTION TO EXTEND
RIDER NO. 2	OPTION TO EXPAND
RIDER NO. 3	PREFERENTIAL RIGHT TO LEASE

i

OFFICE LEASE

This Office Lease (this “Lease”) is entered into by and between 3930 HHP LLC, a Delaware limited liability company (“Landlord”), and HALE LANE PEEK DENNISON AND HOWARD PROFESSIONAL CORPORATION, a Nevada professional corporation (“Tenant”), and shall be effective as of the date set forth below Landlord’s signature (the “Effective Date”)

1.                                      Basic Lease Information. The key business terms used in this Lease are defined as follows:

A.                                   “Building”: The building commonly known as “3930 Howard Hughes Parkway” and located in Las Vegas, Nevada 89109.

B.                                     “Rentable Square Footage of the Building” is agreed and stipulated to be 85,923 square feet.

C.                                     “Premises”: The area shown on Exhibit A-l to this Lease. The Premises arc located on the fourth floor of the Building and known as suite number 400. The “Rentable Square Footage of the Premises” is deemed to be 18,035 square feet. The “Usable Square Footage of the Premises” is deemed to be 17,314 square feet. If the Premises include, now or hereafter, one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises, and the Usable Square Footage of the Premises are correct and shall not be remeasured.

D.                                    “Base Rent”:

Period			Monthly Rate Per Rentable Square Foot	Monthly Base Rent

RCD	to	12	$2.45	$44,185.75
13	to	24	$2.52	$45,511.32
25	to	36	$2.60	$46,876.66
37	to	48	$2.68	$48,282.96
49	to	60	$2.76	$49,731.45
61	to	72	$2.84	$51,223.39
73	to	84	$2.93	$52,760.10
85	to	96	$3.01	$54,342.90
97	to	108	$3.10	$55,973.19
109	to	120	$3.20	$57,652.38

RCD = Rent Commencement Date	ED = Expiration Date

E.                                      “Tenant’s Pro Rata Share”: The percentage equal to the Rentable Square Footage of the Premises divided by the Rentable Square Footage of the Building.

F.                                      “Base Year” for Operating Expenses: 2006.

G.                                     “Term”: The period beginning on the Commencement Date and ending approximately 120 months after the Rent Commencement Date, subject to the provisions of Article 3.

H.                                    “Estimated Commencement Date”: February 1, 2006, subject to adjustment, if any, as provided in Section 3.A and the Work Letter.

I.                                         Intentionally Omitted.

J.                                        “Guarantor(s)”: None required.

K.                                  “Business Day(s)”: Monday through Friday of each week, exclusive of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving and Christmas Day (“Holidays”).  Landlord may designate additional Holidays, provided that the additional Holidays are federal or Nevada state holidays and commonly recognized by other office buildings in the area where the Building is located.

L.                                      “Law(s)”: All applicable statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, now or hereafter adopted, including the Americans with Disabilities Act and any other law pertaining to disabilities and architectural barriers (collectively, “ADA”), and all laws pertaining to the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq. (“CERCLA”), and all restrictive covenants is existing of record and all rules and requirements of any existing association or improvement district affecting the Property.

M.                                 “Normal Business Hours”: 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays, exclusive of Holidays.

N.                                    “Notice Addresses”:

Tenant: On or after the Commencement Date, notices shall be sent to Tenant at the Premises. Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

2300 West Sahara,

Suite 800

Las Vegas, Nevada 89102

Attn: Managing Shareholder
Phone #: (702) 222-2500
Fax #: (702) 365-6940

Landlord:	With a copy to:	And to:

3800 Howard Hughes	2000 Post Oak Blvd.	777 Main Street, Suite 2100
Parkway, Suite 150	Suite 1950	Fort Worth, Texas 76102
Las Vegas, Nevada 89109	Houston, Texas 77056	Attn: Legal Dept.
Attn: Property Manager	Attn: Jane B. Page	Phone #: (817) 321-2100
Phone #: (702) 791-4334	Phone #: (713) 840-1170	Fax #: (817) 321-2000
Fax #: (702) 791-4354	Fax #: (713) 840-1180

Rent (defined In Section 4.A) is payable to the order of 3930 HHP LLC, at the following address: File No. 57504, Los Angeles, California 90074-7504; or by wire transfer to Bank of America, Dallas, Texas, ABA #111-0000-25, for further credit to 3930 HHP LLC, Account #004781670373, Hale Lane Peek Dennison and Howard Professional Corporation, 3930 Howard Hughes Parkway.

O.                                    “Other Defined Terms”: In addition to the terms defined above, an index of the other defined terms used in the text of this Lease is set forth below, with a cross-reference to the paragraph in this Lease in which the definition of such term can be found:

Affiliate	11.E
Alterations	9.C(1)
Approved Architectural Documents	Work Letter
Approved Construction Documents	Work Letter
Architectural Documents	Work Letter
Audit Election Period	4.G
Cable	9.A
Claims	13
Commencement Date	3.A
Common Areas	2
Completion Estimate	16.B
Contamination	30.C
Costs of Reletting	19.B
Excess Operating Expences	4.B
Expiration Date	3.A
Force Majeure	31.C
Hazardous Materials	30.C
Landlord Parties	13
Landlord Work	3.A
Landlord’s Rental Damages	19.B
Leasehold Improvements	29
MBP Documents	Work Letter
Minor Alterations	9.C(1)
Monetary Default	18.A
Mortgage	25
Mortgagee	25
Operating Expenses	4.D
Permitted Transfer	11.E
Permitted Use	5.A
Prime Rate	19.B
Property	2
Provider	7.C
Rent	4.A
Rent Commencement Date	4.A
Service Failure	7.B
Special Installations	29

Substantial Completion	Work Letter
Taking	17
Tenant Parties	13
Tenant’s Insurance	14.A
Tenant’s Property	14.A
Tenant’s Removable Property	29
Time Sensitive Default	18.B
Transfer	11.A
Work Letter	3.A

2.                                       Lease Grant. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, together with the right in common with others to use any portions of the Property (defined below) that shall be designated by Landlord for the common use of tenants and others, including, but not limited to sidewalks, common corridors, vending areas, lobby areas and, with respect to multi-tenant floors, restrooms and elevator foyers (the “Common Areas”). “Property” consists of the parcel(s) of land described on Exhibit “A-2”, the Building and all appurtenant parking facilities, landscaping, fixtures, Common Areas, service buildings and improvements now or hereafter constructed thereon or on any land acquired by Landlord (or its affiliates) and added to the Property from time to time.

3.                                       Term: Adjustment of Commencement Date: Early Access.

A.                                    Term. This Lease shall govern the relationship between Landlord and Tenant with respect to the Premises from the Effective Date through the last day of the Term specified in Section l.G (the “Expiration Date”), unless terminated early in accordance with this Lease. The Term of this Lease (as specified in Section l.G) shall commence on the “Commencement Date”, which shall be the earliest of (1) the date on which the Landlord Work (defined below) is Substantially Complete, as determined pursuant to the Work Letter (defined below), or (2) the date on which the Landlord Work would have been Substantially Complete but for Tenant Delay, as such term is defined in the Work Letter, or (3) the date Tenant takes possession of any part of the Premises for purposes of conducting business. If Landlord is delayed in delivering possession of the Premises or any other space due to any reason, including Landlord’s failure to Substantially Complete the Landlord Work by the Estimated Commencement Date, the holdover or unlawful possession of such space by any third party, or for any other reason, such delay shall not be a default by Landlord, render this Lease void or voidable, or otherwise render Landlord liable for damages (except as otherwise provided in Section 3D below) provided that Tenant shall have the right to terminate this Lease in Tenant’s sole discretion if possession of the Premises is not delivered to Tenant on or before April 30, 2006, by giving written notice of termination to Landlord on or before the earlier of (1) the date upon which possession of the Premises is delivered to Tenant, or (2) June 15, 2006. Promptly after the determination of the Commencement Date, the Expiration Date, the Rent schedule and any other variable matters, Landlord shall prepare and deliver to Tenant a commencement letter agreement substantially in the form attached as Exhibit C. If such commencement letter is not executed by Tenant or written objection delivered to Landlord within 30 days after delivery of same by Landlord, then Tenant shall be deemed to have agreed with the matters set forth therein. Notwithstanding any other provision of this Lease to the contrary, if the Expiration Date would otherwise occur on a date other than the last day of a calendar month, then the Term shall be automatically extended to include the last day of such calendar month, which shall become the Expiration Date. “Landlord Work” means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate work letter agreement (the “Work Letter”), if any, attached as Exhibit D. If a Work Letter is not attached to this Lease or if an attached Work Letter does not require Landlord to perform any work, the occurrence of the Commencement Date shall not be conditioned upon the performance of work by Landlord.

B.                                    Acceptance of Premises. Subject to the provisions of the Work Letter and Section 9B hereof, the Premises are accepted by Tenant in “as is” condition and configuration subject to (1) any Landlord obligation to perform Landlord Work, and (2) any latent defects in the Premises of which Tenant notifies Landlord within one (l) year after the Commencement Date (excluding defects in Work performed by Tenant Parties (defined below)). TENANT HEREBY AGREES THAT EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, BY LANDLORD REGARDING THE PREMISES, THE BUILDING OR THE PROPERTY.

C.                                    Early Access. Tenant shall have access to the Premises fifteen (15) days prior to the date the Landlord Work is Substantially Complete for the sole purpose of installing its furniture, futures and improvements, provided that such early access does not unreasonably interfere with the construction of the Landlord Work. Early access to the Premises shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Base Rent and Tenant’s Pro Rata Share of Excess Operating Expenses for any days of such early access.

D.                                    Late Delivery of Premises.  Landlord and Tenant acknowledge that Tenant’s existing Lease (“Existing tease”) at 2300 West Sahara, Las Vegas, Nevada (“Existing Premises”) is scheduled to expire as of December 18, 2005 and that Tenant may be required to pay a premium in base rent (“Holdover Premium”) for any holdover of the Existing Premises by Tenant under the Existing Lease over and above the amount of base rent payable for the last month of the term of the Existing Lease. In the event that the Commencement Date does not occur on or before February 1, 2006 as a result of any “Landlord Delay,” as that term is defined below, then Landlord shall, within thirty (30) days after Landlord’s receipt of a reasonably particularized invoice, reimburse Tenant for any Holdover Premium incurred by Tenant for the Existing Premises under the Existing Lease for the period of such delay after February 1, 2006 until the Commencement Date under this Lease to the extent attributable to such Landlord Delay. Landlord shall use its diligent good faith efforts to complete the Landlord Work prior to February 1, 2006. If the current tenant in the Premises fails to vacate the Premises by October 31, 2005, which is the expiration date of its lease, then (i) Landlord shall Promptly file and diligently pursue an action to recover the Premises from such tenant; and (ii) Landlord shall authorize overtime work by Landlord’s contractor and its subcontractors (at Landlord’s cost) if the Landlord Work would not otherwise be completed prior to February 1, 2006. The term “Landlord Delay” shall mean any delay in the Substantial Completion of the Tenant Improvements other than a Tenant Delay, as defined in the Work Letter, or a Force Majeure Delay, as defined in Section 33C.

4.                                      Rent.

A.                                    Payments. As consideration for this Lease, commencing on the later of (i) February 1, 2006, or (ii) Commencement Date (the later of (i) or (ii) being referred to herein as the “Rent Commencement Date”), Tenant shall pay Landlord, without any demand, setoff or deduction, the total amount of Base Rent, Tenant’s Pro Rata Share of Excess Operating Expenses (defined in Section 4.B) and any and all other sums payable by Tenant under this Lease (all of which are sometimes collectively referred to as “Rent”). Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent under applicable Law. The monthly Base Rent and Tenant’s Pro Rata Share of Excess Operating Expenses shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the first installment of Base Rent shall be payable on October 1, 2005. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If the Rent Commencement Date occurs on a day other than the first day of a calendar month, the monthly Base Rent and Tenant’s Pro Rata Share of any Excess Operating Expenses for the month shall be prorated on a daily basis based on a 360 day calendar year. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and either party may accept such check or payment without such acceptance being considered a waiver of any rights such party may have under this Lease or applicable Law. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease.

B.                                    Excess Operating Expenses. Tenant shall pay Tenant’s Pro Rata Share of the amount, if any, by which Operating Expenses (defined in Section 4 .D) for each calendar year during the Term exceed Operating Expenses for the Base Year (the “Excess Operating Expenses”). Notwithstanding the foregoing, Tenant’s Pro Rata Share of Controllable Expenses (defined below) shall not increase by more than 5% over Tenant’s Pro Rota Share of Controllable Expenses in the previous calendar year, including the Base Year, on a cumulative, compounded basis. However, any increases in Excess Operating Expenses not recovered by Landlord due to the foregoing limitation shall be carried forward into all succeeding calendar years during the Term (subject to the foregoing 5% limitation) until fully recouped by Landlord. For example, if Controllable Expenses were $100.00 in 2006, then the total Controllable Expenses that could be included in Operating Expenses in 2007 would be $105.00, for 2008 would be $I10.25, for 2009 would be $115.76, and so on.  In the preceding example, if Controllable Expenses in both 2008 and 2009 were $112.00, then Landlord could include only $110.25 in Operating Expenses in 2008, but $113.75 (the Controllable Expenses plus the carry-forward from 2008) in 2009. The term “Controllable Expenses” means all Operating Expenses, excluding expenses relating to the cost of utilities, property insurance, real estate taxes and assessments, and other expenses directly arising from statutory increases in the minimum wage. In addition to the foregoing limitation upon increases in Controllable Operating Expenses, Tenant’s Pro Rata Share of water usage fees and charges as a part of Operating Expenses shall not increase by more than 10% of Tenant’s Pro Rata Share of such fees and charges in the previous calendar year, including (the Base Year, on a cumulative, compounded basis. Any increases in water usage fees and charges not recovered by Landlord due to the foregoing limitation shall be carried forward into all succeeding calendar years during the Term (subject to the foregoing 10% limitation) until fully recouped by Landlord. If Operating Expenses in any calendar year decrease below the amount of Operating Expenses for the Base Year, Tenant’s Pro Rata Share of Excess Operating Expenses for that calendar year shall be $0. In no event shall Base Rent be reduced if Operating Expenses for any calendar year are less than Operating Expenses for the Base Year. On or about January 1 of each calendar year, Landlord shall provide Tenant with a good faith estimate of the Excess Operating Expenses for such calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant’s Pro Rata Share of Landlord’s estimate of the Excess Operating Expenses, If Landlord reasonably determines that its good faith estimate of the Excess Operating Expenses was incorrect, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant’s monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Excess Operating Expenses by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the most recent estimate(s) until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the same year’s prior incorrect estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be credited against the next sums due and owing by Tenant or, if no further Rent is due, refunded directly to Tenant within 30 days of determination. The obligation of Tenant to pay for Excess Operating Expenses as provided herein shall survive the expiration or earlier termination of this Lease.

C.                                    Reconciliation of Operating Expenses.  Within 120 days after the end of each calendar year or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Expenses and Excess Operating Expenses for such calendar year. If the most recent estimated Excess Operating Expenses paid by Tenant for such calendar year are more than the actual Excess Operating Expenses for such calendar year, Landlord shall apply any overpayment by Tenant against Rent due or next becoming due; provided, if the Term expires before the determination of the overpayment, Landlord shall, within 30 days of determination, refund any overpayment to Tenant after first deducting the amount of Rent due. If the most recent estimated Excess Operating Expenses paid by Tenant for the prior calendar year are less than the actual Excess Operating Expenses for such year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Operating Expenses, any underpayment for the prior calendar year.

D.                                    Operating Expenses Defined. “Operating Expenses” means all costs and expenses incurred or accrued in each calendar year in connection with the ownership, operation, maintenance, management, repair and protection of the Property which are directly attributable or reasonably allocable to the Building in accordance with sound real estate accounting principles, including Landlord’s personal property used in connection with the Property and including all costs and expenditures relating to the following:

(1)                                  Operation, maintenance, repair and replacements of any part of the Property, including the mechanical, electrical, plumbing, HVAC, vertical transportation, fire prevention and warning and access control systems; materials and supplies (such as building standard light bulbs and ballasts); equipment and tools; floor, wall and window coverings; personal property; required or beneficial easements; and related service agreements and rental expenses.

(2)                                  Administrative costs and management fees, including accounting, information and professional services (excluding legal and other professional fees incurred in the preparation and negotiation of this lease and negotiations and disputes with other tenants); management office(s); and wages, salaries, benefits, reimbursable expenses and taxes (or allocations thereof) for full and part time personnel involved in operation, maintenance and management.

(3)                                  Janitorial service; window cleaning; waste disposal; gas, water and sewer and other utility charges (including add-ons); and landscaping, including all applicable tools and supplies.

(4)                                  Property, liability and other insurance coverages carried by Landlord, including deductibles and risk retention programs and a proportionate allocation of the cost of blanket insurance policies maintained by Landlord and/or its Affiliates (defined below).

(5)                                  Real estate taxes, assessments (including interest on installment payments), business taxes, excises, association dues, fees, levies, charges and other taxes of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, which may be levied or assessed against or arise in connection with ownership, use, occupancy, rental, operation or possession of the Property (including personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property), or substituted, in whole or in part, for a tax previously in existence by any taxing authority, or assessed in lieu of a tax increase, or paid as rent under any ground lease. Real estate taxes do not include Landlord’s income, franchise or estate taxes (except to the extent such excluded taxes arc assessed in lieu of taxes included above).

(6)                                  Compliance with Laws, including license, permit and inspection fees (but not in duplication of capital expenditures amortized as provided in Section 4.D(9)); and all expenses and fees, including attorneys’ fees and court or other venue of dispute resolution costs, incurred in negotiating or contesting real estate taxes or the validity and/or applicability of any governmental enactments which may affect Operating Expenses; provided Landlord shall credit against Operating Expenses any refunds received from such negotiations or contests to the extent originally included in Operating Expenses (less Landlord’s costs).

(7)                                  Building safety services, to the extent provided or contracted for by Landlord.

(8)                                  Goods and services purchased from Landlord’s subsidiaries and Affiliates to the extent the cost of same is generally consistent with rates charged by unaffiliated third parties for similar goods end services.

(9)                                  Amortization of capital expenditures incurred; (a) to conform with Laws; (b) to provide or maintain building standards (other than building standard tenant improvements); or (c) with the intention of promoting safety or reducing or controlling increases in Operating Expenses, such as lighting retrofit and installation of energy management systems. Such expenditures shall be amortized uniformly over the following periods of time (together with interest on the unamortized balance at the Prime Rate (defined in Section 19.B) as of the date incurred plus 2%): for building improvements, the shorter of 10 years or the estimated useful life of the improvement; and for all other items, 3 years for expenditures under $50,000 and 5 years for expenditures in excess of $50,000. Notwithstanding the foregoing, Landlord may elect to amortize capital expenditures under this subsection over a longer period of time based upon (i) the purpose and nature of the expenditure, (ii) the relative capital burden on the Properly, (iii) for cost savings projects, the anticipated payback period, and (iv) otherwise in accordance with sound real estate accounting principles consistently applied.

(10)                            Electrical services used in the operation, maintenance and use of the Property; sales, use, excise and other taxes assessed by governmental authorities on electical services supplied to the Property, and other costs of providing electrical services to the Property.

(11)                            All amounts charged to the Building pursuant to the RBA. The “RBA” shall mean (i) that certain Amendment and Restatement of the Grant of Reciprocal Easements and Declaration of Covenants recorded in the Official Records of Clark County, Nevada on September 8, 1995 in Book 950908 as Instrument No. 01919 as may be amended from time to time and (ii) that certain Howard Hughes Declaration of Covenants recorded in the Official Records of Clark County, Nevada on October 11,1985 in Book 2199 as Instrument No. 2158547 as amended by the First Amendment to Howard Hughes Declaration of Covenants dated August 28,1995 recorded in the Official Records of Clark County, Nevada on September 8, 1995 in Book 950908 as Instrument No. 01918 as further amended by the Second Amendment to Howard Hughes Declaration of Covenants dated November 27,1995 recorded in the Official Records of Clark County, Nevada on December 6, 1995 in Book 951206 as Instrument No. 00257, as may be amended from time to time.

Operating Expenses shall be calculated in accordance with sound real estate accounting principles consistently applied. As used in this Lease, the “sound real estate accounting principles” used by Landlord in calculating Operating Expenses will, to the extent applicable and except as otherwise provided in this Lease, be consistent with “generally accepted accounting principles” or “GAAP”.

E.                                      Exclusions from Operating Expenses. Operating Expenses exclude the following expenditures:

(1)                                  Leasing commissions, attorneys’ fees and other expenses related to leasing tenant space and constructing improvements, for the sole benefit of an individual tenant.

(2)                                  Goods and services furnished to an individual tenant of the Building which are above building standard and which are separately reimbursable directly to Landlord in addition to Excess Operating Expenses.

(3)                                  Repairs, replacements and general maintenance paid by insurance proceeds or condemnation proceeds.

(4)                                  Except as provided in Section 4.D(9), depreciation, amortization, Interest payments on any encumbrances on the Property and the cost of capital improvements or additions.

(5)                                  Costs of installing any specialty service, such as an observatory broadcasting facility, luncheon club, or athletic or recreational club.

(6)                                  Expenses for repairs or maintenance related to the Property which have been reimbursed to Landlord pursuant to warranties or service contracts.

(7)                                  Costs (other than maintenance costs) of any art work (such as sculptures or paintings) used to decorate the Building.

(8)                                  Principal payments on indebtedness secured by liens against the Property, or costs of refinancing such indebtedness.

(9)                                  Any fines or penalties levied against Landlord by the Las Vegas Valley Water District for excessive water usage.

(10)                            Any liens against the Building and the expense of removing the same which are not related to work done or alleged to have been done by or for the benefit of Tenant.

(11)                            Any administrative or overhead costs of Landlord’s regional management office, other than allocable charges for services provided for the direct support of the Property (such as, for example, information technology, property tax and energy management support).

F.                                      Proration of Operating Expenses; Adjustments. If Landlord incurs Operating Expenses for the Property together with one or more other buildings or properties, whether pursuant to a reciprocal casement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned by Landlord between the Property and the other buildings or properties. If the Building is not 100% occupied during any calendar year or partial calendar year or if Landlord is not supplying services to 100% of the total Rentable Square Footage of the Building at any time during a calendar year or partial calendar year. Operating Expenses shall be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building during that calendar year. If Tenant pays for Tenant’s Pro Rata Share of Operating Expenses based on increases over a “Base Year” and Operating Expenses for a calendar year are determined as provided in the prior sentence, Operating Expenses for the Base Year shall also be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Building. The extrapolation of Operating Expenses under this Section shall be performed by Landlord by adjusting the cost of those components of Operating Expenses that arc impacted by changes in the occupancy of the Building.

G.                                    Audit Rights. Within 60 days after Landlord furnishes its statement of actual Operating Expenses for any calendar year (including the Base Year) (the “Audit Election Period”), Tenant may, at its expense, elect to audit Landlord’s Operating Expenses for such calendar year only, subject to the following conditions: (1) there is no uncured event of default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee”

basis; (4) the audit shall commence within 30 days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within 60 days after commencement; (5) the audit shall be conducted during Landlord’s normal business hours at the location where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit; and (7) the accounting firm’s audit report shall, at no charge to Landlord, be submitted in draft form for Landlord’s review and comment before the final approved audit report is delivered to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including estimated Excess Operating Expenses. Landlord shall credit any overpayment determined by the final approved audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within 30 days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the final approved audit report within 30 days of determination. The foregoing obligations shall survive the expiration or termination of this Lease. If Tenant does not give written notice of its election to audit Landlord’s Operating Expenses during the Audit Election Period, Landlord’s Operating Expenses for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. The right to audit granted hereunder is personal to the initial Tenant named in this Lease and to any assignee under a Permitted Transfer (defined below) and shall not be available to any subtenant under a sublease of the Premises. If the audit proves that Landlord’s calculation of Operating Expenses for the calendar year under inspection was overstated by more than five percent (5%), then, after verification, Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant’s invoice therefor.

5.                                       Tenant’s Use of Premises.

A.                                    Permitted Uses. The Premises shall be used only for general office use (the “Permitted Use”) and for no other use whatsoever. Tenant shall not use or permit the use of the Premises for any purpose which is illegal, in violation of the REA or any other recorded covenants or restrictions, creates obnoxious odors (including tobacco smoke), noises or vibrations, is dangerous to persons or property, could increase Landlord’s insurance costs, or which, in Landlord’s reasonable opinion, unreasonably disturbs any other tenants of the Building or interferes with the operation or maintenance of the Property. Except as provided below, the following uses are expressly prohibited in the Premises: schools, government offices or agencies; personnel agencies; collection agencies; credit unions; data processing, telemarketing or reservation centers; medical treatment and health care; radio, television or other telecommunications, broadcasting; restaurants and other retail; customer service offices of a public utility company; or any other purpose which would, in Landlord’s reasonable opinion, impair the reputation or quality of the Building, overburden any of the Building systems, Common Areas or parking facilities (including any use which would create a population density in the Premises which is in excess of the density which is standard for the Building), impair Landlord’s efforts to lease space or otherwise interfere with the operation of the Property. Notwithstanding the foregoing, the following ancillary uses are permitted in the Premises only so long as they do not, in the aggregate; occupy more than 10% of the Rentable Square Footage of the Premises or any single floor (whichever is less): (1) the following services provided by Tenant exclusively to its employees: schools, training and other educational services; credit unions; and similar employee services; and (2) the following services directly and exclusively supporting Tenant’s business: telemarketing; reservations; storage; data processing; debt collection; and similar support services.

B.                                    Compliance with Laws. Tenant shall comply with all Laws regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises and the use of the Common Areas. Tenant within 10 days after receipt, shall provide Landlord with copies of any notices Tenant receives regarding a violation or alleged or potential violation of any Laws. Tenant shall comply with the rules and regulations of the Building attached as Exhibit B and such other reasonable rules and regulations (or modifications thereto) adopted by Landlord from time to time. Such rules and regulations will be applied in an equitable manner as reasonably determined by

Landlord. Tenant shall also cause its agents, contractors, subcontractors, employees, customers, and, subtenants to comply with all rules and regulations.

C.                                    Tenant’s Security Responsibility. Tenant shall (1) lock the doors to the Premises and take other reasonable steps to secure the Premises and the personal property of all Tenant Parties (defined in Section 13) and any of Tenant’s transferees, contractors or licensees in the Common Areas and parking facilities of the Building and Property, from unlawful intrusion, theft, fire and, other hazards; (2) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms); and (3) cooperate with Landlord and other tenants in the Building on Building safety matters. Tenant acknowledges that any security or safety measures employed by Landlord are for the protection of Landlord’s own interests; that Landlord is not a guarantor of the security or safety of the Tenant Parties or their property; and that such security and safety matters are the responsibility of Tenant and the local law enforcement authorities.

6.                                       Intentionally Omitted.

7.                                       Services Furnished by Landlord.

A.                                    Standard Services. Subject to the provisions of this Lease, Landlord agrees to furnish (or cause a third party provider to furnish) the following services to Tenant during the Term:

(1)                                  Water service for use in the lavatories on each floor on which the Premises are located.

(2)                                  Heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as required by governmental authority or as Landlord determines are standard for the Building. Tenant, upon such notice as is reasonably required by Landlord, and subject to the capacity of the Building systems, may request HVAC service during hours other than Normal Business Hours. Tenant shall pay Landlord for such additional service at a rate equal to $45.00 per operating hour per floor (the “Hourly HVAC Charge”). Landlord shall have the right, upon 30 days prior written notice to Tenant, to adjust the Hourly HVAC Charge from time to time, but not more than once per calendar year, based proportionately upon increases in HVAC coats, which costs include utilities, taxes, surcharges, labor, equipment, maintenance and repair. Notwithstanding the foregoing, the first one thousand five hundred (1,500) hours of overtime HVAC utilized by Tenant in any calendar year shall be charged to Tenant at the discounted rate if Twenty-Five Dollars ($25.00) per hour. In the event that Tenant exercises its option to expand pursuant to Rider No. 2 to this Lease, Tenant shall be entitled to a pro rata amount of discounted overtime HVAC usage in the Expansion Space. The building standard HVAC system is designed to maintain temperatures within the Premises during all seasons of not more than 78° Fahrenheit dry bulb, when, for cooling purposes, outside temperatures are not more than 108° Fahrenheit dry bulb, and 72° Fahrenheit dry bulb, when, for heating purposes, outside temperatures are not less than 24° Fahrenheit dry bulb.

(3)                                  Maintenance and repair of the Property as described in Section 9.B.

(4)                                  Janitorial service five days per week (excluding Holidays), as determined by Landlord. If Tenant’s use of the Premises, floor covering or other improvements require special services in excess of the standard services for the Building, Tenant shall pay the additional cost attributable to the special services.

(5)                                  Elevator service, subject to proper authorization and Landlord’s policies and procedures for use of the elevator(s) in the Building.

(6)                                  Exterior and interior window washing at such intervals as determined by Landlord.

(7)                                  Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions in Article 8.

(8)                                  Landlord shall provide security for the Building and the Property in a manner consistent with the security provided in other comparable first class office buildings of similar size in Clark County, Nevada.

B.                                    Service Interruptions. For purposes of this Lease, a “Service Failure” shall mean any interruption, suspension or termination of services being provided to Tenant by Landlord or by third-party providers, whether engaged by Tenant or pursuant to arrangements by such providers with Landlord, which are due to (1) the application of Laws; (2) the failure, interruption or malfunctioning of any electrical or mechanical equipment, utility or other service to the Building or Property; (3) the performance of repairs, maintenance, improvements or alterations; or (4) the occurrence of any other event or cause whether or not within the reasonable control of Landlord. No Service Failure shall render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, or relieve Tenant from the obligation to fulfill any covenant or agreement. In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s Property (defined in Article 14), arising out of or in connection with any Service Failure or the failure of any Building safety services, personnel or equipment. Notwithstanding the foregoing, commencing on the 5th consecutive Business Day of a Service Failure which is beyond the control of Landlord (unless the Service Failure is caused by a fire or other casualty, in which event Section 16 controls), Tenant shall, as its sole remedy, be entitled to an equitable diminution of Base Rent based upon the pro rata portion of the Premises which is rendered unfit for occupancy for the Permitted Use, except to the extent such Service Failure is caused by the gross negligence or willful misconduct of a Tenant Party. To the extent such Service Failure is caused by the ordinary negligence of a Tenant Party, Tenant shall still be entitled to the equitable diminution of Base Rent as described above, provided that Tenant shall first pay to Landlord Landlord’s insurance deductible on its All Risk Property insurance policy.

C.                                    Third Party Services. If Tenant desires any service which Landlord has not specifically agreed to provide in this Lease, such as private security systems or telecommunications services serving the Premises, Tenant shall procure such service directly from a reputable third party service provider (“Provider”) for Tenant’s own account. Tenant shall require each Provider to comply with the Building’s rules and regulations, all Laws, and Landlord’s reasonable policies and practices for the Building. Tenant acknowledges Landlord’s current policy that requires all Providers utilizing any area of the Property outside the Premises to be approved by Landlord which approval shall not be unreasonably withheld, and to enter into a written agreement acceptable to Landlord prior to gaining access to, or making any installations in or through, such area. Accordingly, Tenant shall give Landlord written notice sufficient for such purposes;

8.                                       Use of Electrical Services by Tenant.

A.                                    Landlord’s Electrical Service. Subject to the terms of this Lease, Landlord shall furnish building standard electrical service to the Premises sufficient to operate customary lighting, office machines and other equipment of similar low electrical consumption. The following parameters constitute building standard electrical design capacity: (i) the total connected electrical load of all electrical equipment serving the Premises shall not exceed an average of 4.0 watts multiplied by the Rentable Square Footage of the Premises delivered through the electrical riser to the electrical room on the floor where the Premises are located; (ii) the connected electrical load for lighting shall not exceed an average of 1.5 watts multiplied by the Rentable Square Footage of the Premises; (iii) emergency power shall be limited to egress lighting only and at Landlord’s option shall be provided by Tenant’s battery backup fixtures or Landlord’s emergency power system; and (iv) no electrical equipment shall exceed the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises. Landlord may, at any time and from time to time, calculate Tenant’s actual electrical consumption in the Premises by a survey conducted by a reputable consultant selected by Landlord, all at Tenant’s expense. The cost of any electrical consumption in excess of that which Landlord determines is standard for the Building shall be paid by Tenant in accordance with Section 8.D. The furnishing of electrical services to the Premises shall be subject to the rules, regulations and practices of the supplier of such electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of the electrical service is changed or is no longer available or no longer suitable for Tenant’s requirements. Landlord agrees to include provisions which are substantially similar to this Section 8.A in all other leases for premises in the Building which are entered into after the Effective Date and to enforce this Section 8.A and all such similar provisions in a non-discriminatory manner.

B.                                    Selection of Electrical Service Provider. Landlord shall have and retain the sole right to select the provider of electrical services to the Building and/or the Property. To the fullest extent permitted by Law, Landlord shall have the continuing right to change such utility provider.

All charges and expenses incurred by Landlord due to any such changes in electrical services with the intention of controlling or reducing electrical service costs, or improving or preventing a decline in service, including maintenance, repairs, installation and related costs, shall be included in the electrical services costs referenced in Section 4.D(10), unless paid directly by Tenant. Landlord agrees to use commercially reasonable efforts to minimize the cost of electricity used in the Building.

C.                                    Submetering. Landlord shall have the continuing right, upon 30 days written notice, to install a submeter for the Premises at Tenant’s expense, but such expense shall only be charged to Tenant if Landlord is installing submeters for all or substantially all tenants or has a reasonable belief that Tenant’s electrical consumption is above building standard. Concurrently with Landlord’s approval of the Approved Construction Documents and concurrently with Landlord’s approval of any plans for Alterations which include electrical design, Landlord shall advise Tenant as to whether or not the Landlord Work to be constructed in the Premises pursuant to the Work Letter or any alteration proposed by Tenant would be likely to result in above-standard electrical consumption. If submetering is installed for the Premises, Landlord may charge for Tenant’s actual electrical consumption monthly in arrears for the kilowatt hours used, a rate per kilowatt hour equal to that charged to Landlord by the provider of electrical service to the Building during the same period of time, except as to electricity directly purchased by Tenant from third-party providers after obtaining Landlord’s consent to the same. In the event Landlord is unable to determine the exact kilowatt hourly charge during the period of time, Landlord shall use the average kilowatt hourly charge to the Building for the first billing cycle ending after the period of time in question. Even if the Premises are submetered, Tenant shall remain obligated to pay Tenant’s Pro Rata Share of the cost of electrical services as provided in Section 4.B, except that Tenant shall be entitled to a credit against electrical services costs equal to that portion of the amounts actually paid by Tenant separately and directly to Landlord which are attributable to building standard electrical services submetered to the Premises.

D.                                    Excess Electrical Service. Tenant’s use of electrical service shall not exceed, in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord deems to be standard for the Building (subject to Section 8.A above). If Tenant requests permission to consume excess electrical service, Landlord may refuse to consent or may condition consent upon conditions that Landlord reasonably elects (including the installation of utility service upgrades, meters, submeters, air handlers or cooling units). The costs of any approved additional consumption (to the extent permitted by Law), installation and maintenance shall be paid by Tenant.

9.                                      Repairs and Alterations.

A.                                    Tenant’s Repair Obligations. Tenant shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to; (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant whether located in the Premises or in other portions of the Building; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations (defined below) performed by contractors retained by Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. Prior to performing any repair obligation which may affect the systems or structure of the Building or any portion of the Common Areas or space leased to other tenants, or which requires work to be performed outside of the Premises or inside the walls or above the ceiling of the Premises, Tenant shall give written notice to Landlord describing the necessary maintenance or repair. Upon receipt of such notice, Landlord may elect either to perform any of the maintenance or repair obligations specified in such notice, or require that Tenant perform such obligations by using contractors approved by Landlord. After a contractor has been approved by Landlord, Tenant may continue to use such contractor for future repairs until Landlord sends Tenant notice to stop using the contractor. All work shall be performed at Tenant’s expense in accordance with the rules and procedures described in Section 9.C below. If Tenant fails to commence any repairs to the Premises for more than 15 days after notice from Landlord (although, notice shall not be required if there is an emergency) and thereafter diligently pursue the completion of such repairs, Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay to Landlord the reasonable cost of the repairs within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 15% of the cost of the repairs.

B.                                    Landlord’s Repair Obligations. Landlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) Common Areas; (4) the roof of the Building; (5) exterior and interior surface of exterior windows of the Building; and (6) elevators serving the Building. Landlord shall promptly make repairs (taking into account the nature and urgency of the repair) for which Landlord is responsible. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant party (defined in Section 13), Tenant shall pay the costs of such repairs or maintenance to Landlord within 30 days after receipt of an invoice, together with an administrative Charge in an amount equal to 15% of the cost of the repairs.

C.                                    Alterations.

(1)                                  When Consent is Required. Tenant shall not make alterations, additions or improvements to the Premises or install any Cable in the Premises or other portions of the Building (collectively, “Alterations”) without first obtaining the written consent of Landlord in each instance which consent shall not be unreasonably withheld. However, Landlord’s consent shall not be required for any Alteration that satisfies all of the following criteria (a “Minor Alteration”): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from outside the Premises or Building; (c) will not affect the systems or structure of the Building; (d) does not require work to be performed inside the walls or above the ceiling of the Premises (provided that pulling cabling through existing conduit, without any work being performed inside the walls or above the celling of the Premises, is agreed to be a Minor Alteration); and (e) docs not cost in the aggregate more than Fifty Thousand Dollars ($50,000).

(2)                                  Requirements For All Alterations, Including Minor Alterations. Prior to starling work on any Alteration, Tenant shall furnish to Landlord for review and approval: plans and specifications; names of proposed contractors (provided that Landlord may designate specific contractors with respect to Building systems); copies of contracts; necessary permits and approvals; evidence of contractors’ and subcontractors’ insurance; and Tenant’s security for performance of the Alteration. Changes to the plans and specifications must also be submitted to Landlord for its approval. Some of the foregoing requirements may be waived by Landlord for the performance of specific Minor Alterations; provided that such waiver is obtained in writing prior to the commencement of such Minor Alterations. Landlord’s waiver on one occasion shall not waive Landlord’s right to enforce such requirements on any other occasion. Alterations shall be constructed in a good and workmanlike manner using materials of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. Landlord may designate reasonable rules, regulations and procedures for the performance of Alterations in the Building and, to the extent reasonably neccessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. Tenant shall reimburse Landlord within 30 days after receipt of an invoice for reasonable out-of-pocket sums paid by Landlord for third party examination of Tenant’s plans for Alterations. In addition, within 30 days after receipt of an invoice from Landlord, Tenant shall pay to Landlord a fee equal to 5% of the total cost of any Alterations which affect the systems or structure of the Building for Landlord’s oversight and coordination of such Alterations. No later than 30 days after completion of the Alterations, Tenant shall furnish “as-built” plans (which shall not be required for Minor Alterations), completion affidavits, full and final waivers of liens, receipts and bills covering all labor and materials. Tenant shall assure that the Alterations comply with all insurance requirements and Laws’.

(3)                                  Landlord’s Liability For Alterations. Landlord’s approval of an Alteration shall not be a representation by Landlord that the Alteration complies with applicable Laws or will be adequate for Tenant’s use. Tenant acknowledges that Landlord is not an architect or engineer, and that the Alterations will be designed and/or constructed using independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the applicable construction documents will comply with Laws or be free from errors or omissions, or that the Alterations will be free from defects, and Landlord will have no liability therefor.

10.                                 Entry by Landlord. Landlord, its agents, contractors and representatives may enter the Premises to inspect or show the Premises, to clean and make repairs, alterations or additions to the Premises, and to conduct or facilitate repairs, alterations or additions to any portion of the Building, including other tenants’ premises. Except in emergencies or to provide janitorial and other Building services after Normal Business Hours, Landlord shall provide Tenant With reasonable prior notice of entry into the Premises, which may be given orally to Tenant’s office manager or managing shareholder. Landlord shall have the right to temporarily close all or a portion of the Premises to perform repairs, alterations and additions, if reasonably necessary for the protection and safety of Tenant and its employees. Except in emergencies Landlord will not close the Premises if the work can reasonably be completed on weekends and after Normal Business Hours; provided, however, that Landlord is not required to conduct work on weekends or after Normal Business Hours if such work can be conducted without closing the Premises, Entry by Landlord for any such purposes shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.                                 Assignment and Subletting.

A.                                    Landlord’s Consent Required. Subject to the remaining provisions of this Article 11, but notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall not assign, transfer or encumber any interest in this Lease (either absolutely or collaterally) or sublease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably Withheld. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if: (1) the proposed transferee’s financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee is a governmental organization or present occupant of the Property, or Landlord is otherwise engaged in lease negotiations with the proposed transferee for other premises in the Property; (3) any uncured event of default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an event of default); (4) any portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (5) the proposed transferee’s use of the Premises conflicts with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (6) the use, nature, business, activities or reputation in the business community of the proposed transferee (or its principals, employees or invitees) does not meet Landlord’s standards for Building tenants; (7) either the Transfer or any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust qualification tests applicable to Landlord or its Affiliates; or (8) the proposed transferee is or has been involved in litigation with Landlord or any of its Affiliates. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer and Tenant’s sole remedy shall be an action to enforce any such provision through specific performance or declaratory judgment. Any attempted Transfer in violation of this Article is voidable at Landlord’s option.

B.                                    Consent Parameters/Requirements. As part of Tenant’s request for, and as a condition to, Landlord’s consent to a Transfer, Tenant shall provide Landlord with financial statements for the proposed transferee, a complete copy (unexecuted) of the proposed assignment or sublease and other contractual documents, and such other information as Landlord may reasonably request. Landlord shall then have the right (but not the obligation) to terminate this Lease as of the date the Transfer would have been effective (“Landlord Termination Date”) with respect to the portion of the Premises which Tenant desires to Transfer, in such event, Tenant shall Vacate such portion of the Premises by the Landlord Termination Date and upon Tenant’s vacating such portion of the Premises, the rent and other charges payable shall be proportionately reduced. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord’s rights to approve any subsequent Transfers. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease, nor shall the acceptance of Rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its obligations or liabilities under this Lease. Tenant shall pay Landlord a review fee of $l000 for Landlord’s review of any Permitted Transfer or requested Transfer, provided if Landlord’s actual reasonable costs and expenses (including reasonable attorney’s fees) exceed $1000, Tenant shall reimburse Landlord for its actual reasonable costs and expenses in lieu of a fixed review fee not to exceed $2,500.

C.                                    Payment to Landlord. lf the aggregate consideration paid to a Tenant Party for a Transfer exceeds that payable by Tenant under this Lease (prorated according to the transferred interest), Tenant shall pay Landlord 50% of such excess (after deducting therefrom reasonable leasing commissions arid reasonable costs of tenant improvements paid to unaffiliated third parties in connection with the Transfer, with proof of same provided to Landlord). Tenant shall pay Landlord for Landlord’s share of any excess within 30 days after Tenant’s receipt of such excess consideration. If any uncured event of default exists under this Lease (or a condition exists which, with the passage of time or giving of notice, would become an event of default), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of any payments received, but not to exceed the amount payable by Tenant under this Lease.

D.                                    Change in Control of Tenant. Except for a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity which owns or controls a majority of the voting shares/rights in Tenant at any time sells or disposes of such majority of voting shares/rights, or changes its identity for any reason (including a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as, both before and after the Transfer. Tenant is an entity whose outstanding stock is listed on a recognized U.S. securities exchange, or if at least 80% of its voting stock is owned by another entity, the Voting stock of which is so listed; provided, however, that Tenant shall give Landlord written notice at least 30 days prior to the effective date of such change in ownership or control.

E.                                      No Consent Required. Tenant may assign its entire interest under this Lease to its Affiliate (defined below) or to a successor to Tenant by purchase, merger, consolidation or reorganization, or sublease the Premises or any portion thereof to its Affiliate, without the consent of Landlord, provided that all of the following conditions are satisfied in Landlord’s reasonable discretion (a “Permitted Transfer”); (1) no uncured event of default exists under this Lease; (2) Tenant’s successor shall own all or substantially all of the assets of Tenant; (3) in the case of an Assignment, such Affiliate or successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) no portion of the Building or Premises would likely become subject to additional or different Laws as a consequence of the proposed Transfer; (5) such Affiliate’s or successor’s use of the Premises shall not conflict with the Permitted Use or any exclusive usage rights granted to any other tenant in the Building; (6) neither the Transfer nor any consideration payable to Landlord in connection therewith adversely affects the real estate investment trust qualification tests applicable to Landlord or its Affiliates; (7) such Affiliate or successor is not and has not been involved in litigation with Landlord or any of Landlord’s Affiliates; and (8) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed Transfer, along with all applicable documentation and other information necessary for Landlord to determine that the requirements of this Section 11.E have been satisfied, including if applicable, the qualification of such proposed transferee as an Affiliate of Tenant. The term “Affiliate” means any person or entity controlling, controlled by or under common control with Tenant or Landlord, as applicable. If requested by Landlord, in the case of an Assignment, the Affiliate or successor shall sign a commercially reasonable form of assumption agreement.

12.                                 Liens. Tenant shall not permit mechanic’s or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or alleged to have been done by or for the benefit of Tenant. If a lien is so placed, Tenant shall, within 30 days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to discharge the liens, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for any amount paid by Landlord, including reasonable attorneys fees, to bond or insure over the lien or discharge the lien.

13.                                 Indemnity. Subject to Article 15 Tenant shall hold Landlord, its trustees, Affiliates, subsidiaries, members, principals, beneficiaries, partners, officers, directors, shareholders, employees, Mortgagee(s) (defined in Article 25) and agents (including the manager of the Property) (collectively, “Landlord Parties”) harmless from, and indemnify and defend such parties against, all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including reasonable attorneys, fees and other professional fees that may be imposed upon, incurred by or asserted against any of such indemnified parties (each a “Claim” and collectively “Claims”) that arise out of Tenant’s possession, use, maintenance or repair of the Premises or any act or omission of Tenant or any of Tenant’s employees, agents and invitees in the Premises or on the Property. Provided Landlord Parties are properly named as additional insureds in the policies required to be carried under this Lease, and except as otherwise expressly provided in this Lease, the indemnity set forth in the preceding sentence shall be limited to the greater of (A) $4,000,000, and (B) the aggregate amount of general/umbrella liability insurance actually carried by Tenant. Subject to Section 9.B and Articles, 15 and 20, Landlord shall hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, shareholders, employees and agents (collectively, “Tenant

Parties”) harmless from, and indemnify and defend such parties against, all Claims that arise out of or in connection with any damage or injury occurring in or on the Property (excluding the Premises), to the same extent the Tenant Parties would have been covered had they been named as additional insureds on the commercial general liability insurance policy required to be carried by Landlord under this Lease. The indemnity set forth in the preceding sentence shall be limited to the amount of $4,000,000.

14.                                 Insurance.

A.                                    Tenant’s Insurance. Tenant shall maintain the following insurance (“Tenant’s Insurance”), at its sole cost and expense: (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a per occurrence limit of no less than $2,000,000 and, in the aggregate, no less than $4,000,000; (2) causes of loss-special form (formerly “all risk”) property insurance, covering all above building standard leasehold improvements and Tenants trade fixtures, equipment, furniture and other personal property within the Premises (“Tenant’s Property”) in the amount of the full replacement cost thereof; (3) business income (formerly “business interruption”) insurance written on en actual loss sustained form or with sufficient limits to address reasonably anticipated business interruption losses; (4) business automobile liability insurance to cover all owned, hired and non-owned automobiles owned or operated by Tenant providing a minimum combined single limit of $1,000,000; (5) workers compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute (provided, however, if no workers’ compensation insurance is statutorily required, Tenant shall carry workers’ compensation insurance in a minimum amount of $500,000); and (6) employer’s liability insurance in an amount of at least $500,000 per occurrence. Any company underwriting any of Tenant’s Insurance shall have, according to A.M. Best Insurance Guide, a Best’s rating of not less than A- and a Financial Size Category of not less than VIII, All commercial general liability, business automobile liability and umbrella liability insurance policies shall name Landlord (or any successor), Landlord’s property manager, Landlord’s Mortgagee (if any), and their respective members, principals, beneficlarics, partners, officers, directors, employees, and agents, and other designees of Landlord as the interest of such designees shall appear, as “additional insureds” and shall be primary with Landlord’s policy being secondary and noncontributory. If any aggregate limit is reduced because of losses paid to below 75% of the limit required by this Lease, Tenant will notify Landlord in writing within 10 days of the date of reduction. All policies of Tenant’s Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days’ advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance and all required endorsements evidencing Tenant’s Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided access to the Premises for any reason, and upon renewals at least 10 days prior to the expiration of the Insurance coverage. All of Tenant’s Insurance policies, endorsements and certificates will be on forms and with deductibles and self-insured retention, if any, reasonably acceptable to Landlord. The limits of Tenant’s insurance shall not limit Tenant’s liability under this Lease.

B.                                    Landlord’s Insurance. Landlord shall maintain: (1) commercial general liability insurance applicable to the Property which provides, on an occurrence basis, a minimum combined single limit of no less than $5,000,000 (coverage in excess of $1,000,000 may be provided by way of an umbrella/excess liability policy); and (2) causes of loss-special form (formerly “all risk”) property insurance on the Building in the amount of the replacement cost thereof, as reasonably estimated by Landlord. The foregoing insurance and any other insurance carried by Landlord may be effected by a policy or policies of blanket insurance and shall be for the sole benefit of Landlord and under Landlord’s sole control. Consequently, Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

15.                                 Mutual Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Tenant waives, and shall cause its insurance carrier(s) and any other party claiming through or under such carrier(s), by way of subrogation or otherwise, to waive any and all rights o f recovery, Claim, action or causes of action against all Landlord Parties for any loss or damage to Tenant’s business, any loss of use of the Premises, and any loss, theft or damage to Tenant’s Property (including Tenant’s automobiles or the contents thereof), INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY LANDLORD PARTY, which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance. In addition, Landlord shall cause its insurance carrier(s) and any other party claiming through or under such carriers), by way of subrogation or, otherwise, to waive any and all rights of recovery, Claim, action or causes of action against all Tenant Parties for any loss of or damage to or loss of use of the Building, any additions or improvements to the Building, or any contents thereof, INCLUDING ALL RIGHTS (BY WAY OF SUBROGATION OR OTHERWISE) OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION ARISING OUT OF THE NEGLIGENCE OF ANY TENANT PARTY, Which loss or damage is (or would have been, had the insurance required by this Lease been maintained) covered by insurance.

16.                                 Casualty Damage.

A.                                    Repair or Termination by Landlord. If all or any part of the Premises are damaged by fire or other casualty, Tenant shall immediately notify Landlord in writing. Landlord shall have the right to terminate this Lease if: (1) the Building shall be damaged so that, in Landlord’s judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises have been damaged); (2) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the fire or casualty; (3) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the casualty; (4) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (5) an uninsured loss of the Building occurs notwithstanding Landlord’s compliance with Section 14.B above Landlord may exercise its right to terminate this Lease by notifying Tenant in writing within 90 days after the date of the casualty. If Landlord does not terminate this Lease under this Section 16.A, Landlord shall commence and proceed with reasonable diligence to repair and restore the Building and/or the Premises to substantially the same condition as existed immediately prior to the date of damage; provided, however, that Landlord shall only be required to incur costs up to the greater of (i) the amount of the Construction Allowance, as defined in the Work Letter, or (ii) the amount required to reconstruct building standard leasehold improvements in the Premises, and Tenant shall be required to pay the cost for restoring any other leasehold improvements. However, in no event shall Landlord be required to spend more than the insurance proceeds received by Landlord.

B.                                    Timing for Repair; Termination by Either party. If all or any portion of the Premises is damaged as a result of fire or other casualty, Landlord shall, with reasonable promptness, cause an architect or general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required to substantially complete the repair and restoration of the Premises, using standard working methods (“Completion Estimate”). If the Completion Estimate indicates that the Premises cannot be made tenantable within 270 days from the date of damage, then regardless of anything in Section 16.A above to the contrary, either party shall have the right to terminate this Lease by giving written notice to the other of such election within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the negligence or intentional misconduct of any of the Tenant Parties. If neither party terminates this Lease under this Section 16.B, then Landlord shall repair and restore the Premises in accordance with, and subject to the limitations of, Section 16.A.

C.                                    Abatement. In the event a material portion of the Premises is damaged as a result of a fire or other casualty, the Base Rent shall abate for the portion of the Premises that is damaged and not usable by Tenant until substantial completion of the repairs and restoration required lo be made by Landlord pursuant to Section 16.A. Tenant, however, shall not be entitled to such abatement if the fire or other casualty was caused by the negligence or intentional misconduct of any of the Tenant Parties. Landlord shall not be liable for any loss or damage to Tenant’s Property or to the business of Tenant resulting in any way from the fire or other casualty or from the repair and restoration of the damage. Landlord and Tenant hereby waive the provisions of any Law relating to the matters addressed in this Article, and agree that their respective rights for damage to or destruction of the Premises shall be those specifically provided in this Lease.

17.                                 Condemnation. Either party may terminate this Lease if the whole or any material part of the Premises are taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building in a manner comparable to the Building’s use prior to the Taking. In order to exercise its right to terminate this Lease under this Article 17, Landlord or Tenant, as the case maybe, must provide written notice of termination to the other within 45 days after the terminating party first receives notice of the Taking. Any such termination shall be effective as of the date the physical taking of the Premises or the portion of the

Building or Property occurs. If this Lease is not terminated, the Rentable Square Footage of the Building, the Rentable Square Footage of the Premises and Tenant’s Pro Rata Share shall, if applicable, be appropriately adjusted by Landlord. In addition, Base Rent for any portion of the Premises taken or condemned shall be abated during the unexpired Term effective when the physical taking of the portion of the Premises occurs. All compensation awarded for a Taking, or sale proceeds, shall be the property of Landlord, any right to receive compensation or proceeds being expressly waived by Tenant. However, Tenant may file a separate claim at its sole cost and expense for Tenant’s Property (excluding above building standard leasehold improvements) and Tenant’s reasonable relocation expenses, provided the filing of such claim does not diminish the award which would otherwise be receivable by Landlord.

18.     Events of Default. Tenant shall be considered to be in default under this Lease upon the occurrence of any of the following events of default:

A.        Tenant’s failure to pay when due all or any portion of the Rent (“Monetary Default”).

B.        Tenant’s failure to perform any of the obligations of Tenant in the manner set forth in Articles 14, 24 or 25 (a “Time Sensitive Default”).

C.        Tenant’s failure (other than a Monetary Default or a Time Sensitive Default) to comply with any term, provision or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant. However, if Tenant’s failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed an additional 10 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within the 10 day period following Landlord’s initial written notice, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease, However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.

D.        Tenant or any Guarantor becomes insolvent, files a petition for protection under the U.S. Bankruptcy Code (or similar Law) or a petition is filed against Tenant or any Guarantor under such Laws and is not dismissed within 45 days after the date of such filing, makes a transfer in defraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due.

E.       The leasehold estate is taken by process or operation of Law.

F.       In the case of any ground floor or retail tenant, or any other tenant whose space is visible from the Common Areas or elevator lobby areas of the Building, Tenant does not take possession of, or abandons or vacates all or a substantial portion of the Premises.

G.       Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord, including any lease or agreement for parking.

19.     Remedies.

A.       Landlord’s Remedies. Upon any default, Landlord shall have the right without notice or demand (except as provided in Article 18) to pursue any of its rights and remedies at Law or in equity, including any one or more of the following remedies:

(1)      Terminate this Lease;

(2)      Re-enter the Premises, change locks, alter security devices and lock out Tenant or terminate Tenant’s right of possession of the Premises without terminating this Lease;

(3)      Remove and store, at Tenant’s expense, all the property in the Premises using such lawful force as may be necessary;

(4)     Cure such event of default for Tenant at Tenant’s expense (plus an administrative fee equal to 15% of the amounts expended by Landlord to cure such default);

(5)      Withhold or suspend payment of sums Landlord would otherwise be obligated to pay to Tenant under this Lease or any other agreement;

(6)    Require all future payments to be made by cashier’s check, money order or wire transfer after the first time any check is returned for insufficient funds, or the second time any sum due hereunder is more than five (5) days late after written notice; and/or

(7)    Recover such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law, including any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom.

B.        Measure of Damages.

(1)      Calculation. If Landlord either terminates this Lease or terminates Tenant’s right to possession of the Premises, Tenant shall immediately surrender and vacate the Premises and pay. Landlord on demand: (a) all Rent accrued through the end of the month in which the termination becomes effective; (b) interest on all unpaid Rent from the date due at a rate equal to the lesser of 18% per annum; (c) all expenses reasonably incurred by Landlord in enforcing its rights and remedies under this Lease, including all reasonable legal expenses; (d) Costs of Reletting (defined below); and (e) all Landlord’s Rental Damages (defined below). In the event that Landlord relets the Premises for an amount greater than the Rent due during the Term, Tenant shall not receive a credit for any such excess.

(2)      Definitions. “Costs of Reletting” shall include commercially reasonable costs, losses and expenses incurred by Landlord in reletting all or any portion of the Premises including, without limitation, the cost of removing and storing Tenant’s furniture, trade fixtures, equipment, inventory or other property, repairing and/or demolishing the Premises, removing and/or replacing Tenant’s signage and other fixtures, making the Premises ready for a new tenant, including the reasonable costs of advertising, commissions, architectural fees, legal fees and leasehold improvements, and any allowances and/or concessions provided by Landlord. “Landlord’s Rental Damages” shall mean the total Rent which Landlord would have received under this Lease (had Tenant made all such Lease payments as required) for the remainder of the Term minus the amount of such rental loss that Tenant proves would be reasonably avoided pursuant to Section 19.D. below, or, if the Premises are relet, the actual rental value (not to exceed the Rent due during the Term), both discounted to present value at the Prime Rate (defined below) in effect upon the date of determination. For purposes hereof, the “Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Building is located as such bank’s prime or base rate.

C.       Tenant Not Relieved from Liabilities. Unless expressly provided in this Lease, the repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. In addition, Tenant shall not be relieved of its liabilities under this Lease, nor be entitled to any damages hereunder, based upon minor or immaterial errors in the exercise of Landlord’s remedies. No right or remedy of Landlord shall be exclusive of any other right of remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity. If Tenant fails to pay any amount when due hereunder (after the expiration of any applicable cure period), Landlord shall be entitled to receive interest on any unpaid item of Rent from the date initially due (without regard to any applicable grace period) at a rate equal to 18% per annum. In addition, if Tenant fails to pay any item or installment of Rent when due (after the expiration of any applicable cure period), Tenant shall pay Landlord an administrative fee equal to 5% of the past due Rent (except that the first such late payment in any consecutive 12 month period shall be waived and in the event of a second late payment in the same consecutive 12 month period, the administrative fee shall be equal to 2.5% of the past due amount). However, in no event shall the charges permitted under this Section 19.C or elsewhere in this Lease, to the extent they are considered interest under applicable Law, exceed the maximum lawful rate of interest. If any payment by Tenant of an amount deemed to be interest results in Tenant having paid any interest in excess of that permitted by Law, then it is the express intent of Landlord and Tenant that all such excess amounts theretofore collected by Landlord be credited against the other amounts owing by Tenant under this Lease. Receipt by Landlord of Tenant’s keys to the Premises shall not constitute an acceptance or surrender of the Premises. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE TO THE CONTRARY, TENANT SHALL HOLD LANDLORD PARTIES HARMLESS FROM AND INDEMNIFY AND DEFEND SUCH PARTIES AGAINST, ALL CLAIMS THAT ARISE OUT OF OR IN CONNECTION WITH A BREACH OF THIS LEASE,

SPECIFICALLY INCLUDING ANY VIOLATION OF APPLICABLE LAWS OR CONTAMINATION (DEFINED IN ARTICLE 30) CAUSED BY A TENANT PARTY.

D.       Mitigation of Damages. Upon termination of Tenant’s right to possess the Premises, Landlord shall, only to the extent required by Law, use objectively reasonable efforts to mitigate damages by reletting the Premises. Landlord shall not be deemed to have failed to do so if Landlord refuses to lease the premises to a prospective new tenant with respect to whom Landlord would be entitled to withhold its consent pursuant to Section 11.A, or who (1) is an Affiliate, parent or subsidiary of Tenant; (2) is not acceptable to any Mortgagee of Landlord or (3) is unwilling to accept lease terms then proposed by Landlord, including: (a) leasing for a shorter or longer term than remains under this Lease; (b) re-configuring or combining the Premises with other space, (c) taking all or only a part of the Premises; and/or (d) changing the use of the Premises. Notwithstanding Landlord’s duty to mitigate its damages as provided herein, Landlord shall not be obligated (i) to give any priority to reletting Tenant’s space in connection with its leasing of space in the Building or any complex of which the Building is a part, or (ii) to accept below market rental rates for the Premises or any rate that would negatively impact the market rates for the Building. To the extent that Landlord is required by applicable Law to mitigate damages. Tenant must plead and prove by clear and convincing evidence that Landlord failed to so mitigate in accordance with the provisions of this Section 19.D, and that such failure resulted in an avoidable and quantifiable detriment to Tenant.

20.     Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any successor Landlord) to Tenant (or any person or entity claiming by, through or under Tenant) shall be limited to the interest of Landlord in the Property. Tenant shall look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord. No Landlord Party shall be personally liable for any judgment or deficiency. Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and the Mortgagee(s) (defined in Article 25) whom Tenant has been notified hold Mortgages (defined in Article 25) on the Property, Building or Premises, notice and reasonable time to cure the alleged default. Tenant hereby waives all claims against all Landlord Parties for consequential, special or punitive damages allegedly Suffered by any Tenant Parties, including lost profits and business interruption.

21.     No Waiver. Neither party’s failure to declare a default immediately upon its occurrence or delay in taking action for a default shall constitute a waiver of the default, nor shall it constitute an estoppel. Neither party’s failure to enforce its rights for a default shall constitute a waiver of that party’s rights regarding any subsequent default.

22.     Tenant’s Right to Possession. Provided Tenant pays the Rent and fully performs all of its other covenants and agreements under this Lease, Tenant shall have the right to occupy this Premises without hindrance from Landlord or any person lawfully claiming through Landlord, subject to the terms of this Lease, all Mortgages, insurance requirements and applicable Law. This covenant and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building, and shall not be a personal covenant of any Landlord Parties.

23.     Intentionally Omitted.

24.     Holding Over.

Except for any permitted occupancy by Tenant under Article 29, if Tenant or any party claiming by, through or under Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, the continued occupancy of the Premises shall be that of a tenancy at sufferance. Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 200% of the Base Rent due for the period immediately preceding the holdover; provided, however, so long as no other uncured event of default exists under the Lease, for the first 30 days of any such holdover Tenant shall pay only 150% of such Base Rent amount. Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 15 days after Landlord notifies Tenant of Landlord’s inability to deliver possession, or perform improvements, such failure shall constitute a Time Sensitive Default hereunder; and notwithstanding any other provision of this Lease to the contrary, TENANT SHALL BE LIABLE TO LANDLORD FOR, AND SHALL PROTECT LANDLORD FROM AND INDEMNIFY AND DEFEND LANDLORD AGAINST, ALL LOSSES AND DAMAGES, INCLUDING ANY CLAIMS MADE BY ANY SUCCEEDING TENANT RESULTING FROM SUCH FAILURE TO VACATE, AND ANY CONSEQUENTIAL DAMAGES THAT LANDLORD SUFFERS FROM THE HOLDOVER.

25.          Subordination to Mortgages; Estoppel Certificate. Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently affecting the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively, a “Mortgage”). The party having the benefit of a Mortgage shall be referred to as a “Mortgagee.” This clause shall be self-operative, but upon request from a Mortgagee or Tenant, Tenant and Mortgagee shall execute a commercially reasonable subordination and nondisturbance agreement in favor of the Mortgagee. In lieu of having the Mortgage be superior to this Lease, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. If requested by a successor-in-interest to all or a part of Landlord’s interest in this Lease, Tenant. shall, without charge, attorn to the successor-in-interest.  Tenant shall, within 5 days after receipt of a written request from Landlord, execute and deliver an estoppel certificate to those parties as are reasonably requested by Landlord (including a Mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid, representing that; to the best of Tenant’s knowledge, there is no default (or stating with specificity the nature of the alleged default) and certifying other matters with respect to this Lease that may reasonably be requested. Tenant’s failure to provide any estoppel certificate within the 5 day period specified above, and the continuation of such failure for a period of 5 days after Landlord delivers a second written notice requesting same, shall constitute a Time Sensitive Default under this Lease. Landlord shall use reasonable efforts, at Tenant’s cost, to obtain Landlord’s Mortgagee’s then-current form of non-disturbance agreement for the benefit of Tenant.

26.          Attorneys’ Fees. If either party institutes a suit against the other for violation of or to enforce any covenant or condition of this Lease, or if either party intervenes in any lawsuit in which the other is a party to enforce or protect its interest or rights, the prevailing party shall be entitled to all of its costs and expenses relating to such lawsuit, including reasonable attorneys’ fees.

27.          Notice. If a demand, request, approval, consent or notice (collectively, a “notice”) shall or may be given to either party by the other, the notice shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service, or sent by facsimile, at the party’s respective Notice Address(es) set forth in Article 1, except that if Tenant has vacated the Premises (or if the Notice Address for Tenant is other than the Premises, and Tenant has vacated such address) without providing Landlord a new Notice Address, Landlord may serve notice in any manner described in this Article or in any other manner permitted by Law. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery (which, in the case of delivery by facsimile, shall be deemed to occur at the time of delivery indicated on the electronic confirmation of the facsimile) or the date on which delivery is first refused, or, if Tenant has vacated the Premises or the other Notice Address of Tenant without providing a new Notice Address, three (3) days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address by giving the other party written notice of the new address in the manner described in this Article.

28.          Reserved Rights. This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself the use of: (A) roofs, (B) telephone, electrical and janitorial closets, (C) equipment rooms, Building risers or similar areas that are used by Landlord for the provision of Building services, (D) rights to the land and improvements below the floor of the Premises, (E) the improvements and air rights above the Premises, (F) the improvements and air rights outside the demising walls of the Premises, (G) the areas within the Premises used for the installation of utility lines and other installations serving occupants of the Building, and (H) any other areas designated from time to time by Landlord as service areas of the Building. Tenant shall not have the right to install or operate any equipment producing radio frequencies, electrical or electromagnetic output or other signals, noise or emissions in or from the Building without the prior written consent of Landlord. To the extent permitted by applicable Law, Landlord reserves the right to restrict and control the use of such equipment. Landlord has the right to change the Building’s name or address. Landlord also has the right to make such other changes to the Property and Building as Landlord deems appropriate, provided the changes do not Materially affect Tenant’s ability to use the Premises for the Permitted Use. Landlord shall also have the right (but not the obligation) to temporarily close the Building if Landlord reasonably determines that there is an imminent danger of significant damage to the Building or of personal injury to Landlord’s employees or the occupants of the Building. The circumstances under which Landlord may temporarily close the Building shall include, without limitation, electrical interruptions which create in Landlord’s reasonable judgment, hazards to persons or property, hurricanes and civil disturbances. A closure of the Building under such circumstances shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.

29.          Surrender of Premises. All improvements to the Premises (collectively, “Leasehold Improvement”) shall be owned by Landlord and shall remain upon the Premises without compensation to Tenant. At the expiration or eariler termination of this Lease or Tenant’s right of possession, Tenant shall remove Tenant’s Removable Property (defined below) from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. As used herein, the term “Tenant’s Removable Property” shall mean: (A) Cable installed by or for the benefit of Tenant and located in the Premises or other portions of the Building; (B) any Leasehold Improvements that are installed by or for the benefit of Tenant and, in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (“Special Installations”); and (C) Tenant’s personal property. Landlord shall, within 10 Business Days after its receipt of a written request therefor from Tenant, notify Tenant in writing whether any Leasehold Improvements to be constructed in the Premises constitute Special Installations. Notwithstanding the foregoing, Landlord may, in Landlord’s solo discretion and at no cost to Landlord, require Tenant to leave any of its Special Installations in the Premises. If Tenant falls to remove any of Tenant’s Removable Property (other than Special Installations which Landlord has designated to remain in the Premises) within 2 days after the termination of this Lease or of Tenant’s right to possession, Landlord, at Tenant’s sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant’s Removable Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant’s Removable Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred for Tenant’s Removable Property. To the fullest extent permitted by applicable Law, any unused portion of Tenant’s Security Deposit may be applied to offset Landlord’s costs set forth in the preceding sentence. In addition, if Tenant fails to remove Tenant’s Removable Property from the Premises or storage, as the case may be, within 30 days after written notice, Landlord may deem all or any part of Tenant’s Removable Property to be abandoned, and title to Tenant’s Removable Property (except with respect to any Hazardous Material [defined in Article 30]) shall be deemed to be immediately vested .in Landlord. Except for Special Installations designated by Landlord to remain in the Premises, Tenant’s Removable Property shall be removed by Tenant before the Expiration Date; provided that upon Landlord’s prior written consent (which must be requested by Tenant at least 30 days in advance of the Expiration Date and which shall not be unreasonably withheld). Tenant may remain in the Premises for up to 5 days after the Expiration Date for the sole purpose of removing Tenant’s Removable Property, Tenant’s possession of the Premises for such purpose shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Base Rent and Tenant’s Pro Rata Share of Excess Operating Expenses on a per diem basis at the rate in effect for the last month of the Term. In the event this Lease is terminated prior to the Expiration Date, Tenant’s Removable Property (except for Special Installations designated by Landlord to remain in the Premises) shall be removed by Tenant on or before such earlier date of termination. Tenant shall repair damage caused by the installation or removal of Tenant’s Removable Property.

30.         Hazardous Materials.

A.            Restrictions. No Hazardous Material (defined below) (except for de minimis quantities of household cleaning products and office supplies used in the ordinary course of Tenant’s business at the Premises and that are used, kept and disposed of in compliance with Laws, none of which shall be deemed to be a Hazardous Material as defined below) shall be brought upon, used, kept or disposed of in or about the Premises or the Property by any Tenant Parties or any of Tenant’s transferees, contractors or licensees without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant’s request for such consent shall include a representation and warranty by Tenant that the Hazardous Material in question (I) is necessary in the ordinary course of Tenant’s business, and (2) shall be used, kept and disposed of in compliance with all Laws.

B.            Remediation. Tenant shall, at its expense, monitor the Premises for the presence of Hazardous Materials or conditions which may reasonably give rise to Contamination (defined below) and promptly notify Landlord if it suspects Contamination in the Premises. Any remediation of Contamination caused by a Tenant Party or its contractors or invitees which is required by Law or which is deemed necessary by Landlord, in Landlord’s opinion, shall be performed by Landlord and Tenant shal1 reimburse Landlord for the cost thereof, plus a 15% administrative fee.

C.            Definitions. For purposes of this Article 30, a “Hazardous Material” is any substance the presence of which requires, or may hereafter require, notification, investigation or remediation under any Laws or which is now or hereafter defined, listed or regulated by any governmental authority as a “hazardous waste”, “extremely hazardous waste”, “solid waste”, “toxic substance”, “hazardous substance”, “hazardous material” or “regulated substance”, or otherwise regulated under any Laws. “Contamination” means the existence or any release or disposal of a Hazardous Material or biological or organic contaminant, including any such contaminant which could adversely impact air quality, such as mold, fungi or other bacterial agents, in, on, under, at or from the Premises, the Building or the Property which may result in any liability, fine, use restriction, cost recovery lien, remediation requirement, or other government or private party action or imposition affecting any Landlord Party. For purposes of this Lease, claims arising from Contamination shall include diminution in value, restrictions on use, adverse impact on leasing space, and all costs of site investigation, remediation, removal and restoration work, including response costs under CERCLA and similar statutes.

D.            Reports, Surveys and Acceptance of Premises. All current surveys or reports prepared for the Property regarding the presence of Hazardous Materials (if any) in the Building are available for inspection by Tenant in the office of the Property manager. With respect to Hazardous Materials, Tenant hereby (1) accepts full responsibility for reviewing any such surveys and reports and satisfying itself prior to the execution of this Lease as to the acceptability of the Premises under Section 3.B above, and (2) acknowledges and agrees that this provision satisfies all notice requirements under applicable Law. In the event Tenant performs or causes to be performed any test on or within the Premises for the purpose of determining the presence of a Hazardous Material, Tenant shall obtain Landlord’s prior written consent and use a vendor approved by Landlord for such testing. In addition, Tenant shall provide to Landlord a copy of such test within 10 days of Tenant’s receipt.

31.        Signage. Tenant shall be provided with space on the Building directory board located in the main lobby for Tenant’s attorneys’ names, not to exceed thirty (30) total names, (including the Tenant’s name), at Landlord’s cost and expense. In addition, Landlord shall provide one (1) strip for Tenant’s name on the Building’s monument sign at Tenant’s sole cost and expense.

32.        Rooftop Communications Equipment. Without liability for rental or other charges, Tenant shall be permitted, at its solo cost and expense, to use the roof of the building to install and operate a microwave dish or other wireless antennae in a location identified by Tenant and approved by Landlord, provided such use complies with all city and governmental rules, regulations and codes and such use does not affect the structural loading of the building. Tenant shall adhere to industry standards for installation and workmanship, all work to be completed to Landlord’s reasonable satisfaction. Upon termination of the Lease, Tenants shall, if so requested by Landlord, remove all of, Tenant’s rooftop equipment and shall repair, to Landlord’s reasonable satisfaction, any damage caused by the installation or removal of such equipment. Tenant shall provide specifications for its equipment and installation for Landlord review and approval. Prior to the installation of any communications equipment pursuant to this Article 32, Landlord and Tenant shall enter into a mutually acceptable telecommunications license agreement.

33.        Miscellaneous.

A.            Governing Law; Jurisdiction and Venue; Severability; Paragraph Headings. This Lease and the rights and obligations of the parties shall be interpreted, construed and enforced in accordance with the Laws of the slate in which the Property is located. All obligations under this Lease are performable in the county or other jurisdiction where the Property is located, which shall be venue for all legal actions. If any term or provision of this Lease shall be invalid or unenforceable, then such term or provision shall be automatically reformed to the extent necessary to render such term or provision enforceable, without the necessity of execution of any amendment or new document. The remainder of this Lease shall not be affected, and each remaining and reformed provision of this Lease shall be valid and enforced to the fullest extent permitted by Law.  The headings and titles to the Articles and Sections of this Lease are for convenience only and shall have no effect on the interpretation of any part of this Lease, The words “include”, “including” and similar words will not be construed restrictively to limit or exclude other items not listed.

B.            Recording. Tenant shall not record this Lease or any memorandum without Landlord’s prior written consent.

C.            Force Majeure. Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist attacks (including bio-chemical attacks), civil disturbances and other causes beyond the reasonable control of the performing party (“Force Majeure”). However, events of Force Majeure shall not extend any period of time for the payment of Rent or other sums payable by either party or any period of time for the written exercise of an option or right by either party.

D.            Transferability; Release of Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and/or property, and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations.

E.            Brokers. Tenant represents that it has dealt directly with and only with Cushman & Wakefield, representing Tenant, and Colliers International, representing Landlord (whose commissions shall be paid by Landlord pursuant to a separate written agreement) in connection with this Lease. TENANT AND LANDLORD SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, EXPENSES, ATTORNEYS’ FEES, LIENS AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH OR UNDER THE INDEMNIFYING PARTY, OTHER THAN THE BROKER(S) SPECIFICALLY IDENTIFIED ABOVE.

F.            Authority; Joint and Several Liability. Landlord covenants, warrants and represents that each individual executing, attesting and/or delivering this Lease on behalf of Landlord is authorized to do so on behalf of Landlord, this Lease is binding upon and enforceable against Landlord, and Landlord is duty organized and legally existing in the state of its organization and is qualified to do business in the state in which the Premises are located. Similarly, Tenant covenants, warrants and represents that each individual executing, attesting and/or delivering this Lease on behalf of Tenant is authorized to do so on behalf of Tenant, this Lease is binding upon and enforceable against Tenant; and Tenant is duly organized and legally existing in the state of its organization and is qualified to do business in the state in which the premises are located. If there is more than one Tenant, or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities. Notice, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

G.            Time is of the Essence; Relationship; Successors and Assigns. Time is of the essence with respect to Tenant’s performance of its obligations and the exercise of any expansion, renewal or extension rights or other options granted to Tenant. Time is of the essence with respect to Landlord’s performance of its obligations hereunder and under all agreements related to this Lease. This Lease shall create only the relationship of landlord and tenant between the parties, and not a partnership, joint venture or any other relationship. This Lease and the covenants and conditions in this Lease shall inure only to the benefit of and be binding only upon Landlord and Tenant and their permitted successors and assigns.

H.            Survival of Obligations. The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease. Without limiting the scope of the prior sentence, it is agreed that Tenant’s obligations under Sections 4.A, 4.B, and 4.C, and under Articles 6,8,12,13,19,24,29 and 30 shall survive the expiration or early termination of this Lease.

I.             Binding Effect. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed by such party and delivered to the other party.

J.             Full Agreement; Amendments. This Lease contains the parties’ entire agreement regarding the subject matter hereof. All understandings, discussions, and agreements previously made between the parties, written or oral, are superseded by this Lease, and neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by Landlord and Tenant. The exhibits and riders attached hereto are incorporated herein and made a part of this Lease for all purposes.

K.            Tax Waiver. Tenant waives all rights pursuant to all Laws to contest any taxes or other levies or protest appraised values or receive notice of reappraisal regarding the Property (including Landlord’s personalty), irrespective of whether Landlord contests same.

Landlord and Tenant have executed this Lease as of the Effective Date specified below Landlord’s signature.

Address:	LANDLORD:

3800 Howard Hughes Parkway,	3930 HHP LLC,
Suite 150, Las Vegas, Nevada 89109	a Delaware limited liability company
Attention: Property Management
Phone: (702) 791-4334	By:	CRESCENT REAL ESTATE EQUITIES
Fax: (702) 791-4354		LIMITED PARTNERSHIP,
a Delaware limited partnership
With a copy to:		its Managing Agent
2000 Post Oak Blvd., Suite 1950
Houston, Texas 77056		By:	CRESCENT REAL ESTATE
Attention: Jane B. Page			EQUITIES, LTD.,
Phone: (713) 840-1170			a Delaware corporation
Fax: (713) 840-1180			its General Partner

And to:			By:	/s/ Robert H. Boykin, Jr.
777 Main Street, Suite 2100			Name:	ROBERT H. BOYKIN, JR.
Fort Worth, Texas 76102			Title:	SENIOR VICE PRESIDENT
Attention: Legal Dept.				LEASING
Phone: (817) 321-2100
Fax: (817) 321-2000
	Effective Date:			June 1, 2005

TENANT:

HALE LANE PEEK DENNISON AND HOWARD PROFESSIONAL CORPORATION, a Nevada professional corporation

	By:	/s/ Kristin McMillon
	Name:	Kristin McMillon
	Title:	President

RIDER NO. 1

OPTION TO EXTEND

A.        Renewal Period. Tenant may, at its option, extend the Term for two renewal period of five years each (the “Renewal Period”) by written notice to Landlord (the “Renewal Notice”) given no earlier than 13 nor later than 12 months prior to the expiration of the Term, provided that at the time of such notice and at the commencement of such Renewal Period, (i) Tenant remains in occupancy of the Premises, and (ii) no uncured event of default exists under the Lease. The Base Rent payable during the Renewal Period shall be “the Market Rental Rate” for the Premises. However, in no event shall the Base Rent for the Renewal Period be less than the Base Rent during the last year of the Term.  Except as provided in this Rider No. 1, all terms and conditions of the Lease shall continue to apply during the Renewal Period. This Option to Extend shall terminate upon assignment of this Lease or subletting of more than 20% of the Premises; provided, however, that approved short-term subleases of space in the Premises which have a legitimate business purpose related to Tenant’s law firm business (such as, for example, subleases of space to Tenant’s clients and subleases of space to attorneys who have recently terminated their employment with Tenant) (hereinafter; “Short-Term Business Subleases”) shall not affect Tenant’s renewal option hereunder and shall not be included in subleased space for purposes of the foregoing 20% limitation. Unless otherwise agreed by Landlord, “short-term” shall mean 18 months or shorter.

B.        Acceptance. Within 30 days of the Renewal Notice, Landlord shall notify Tenant of the Base Rent for such Renewal Period (the “Rental Notice”), and Tenant shall, within the next 15 days following receipt of such Rental Notice from Landlord, notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Market Rental Rate. If Tenant timely notifies Landlord in writing of Tenant’s acceptance of Landlord’s determination of the Market Rental Rate (Tenant’s “Acceptance Notice”), or fails to timely notify Landlord in writing of Tenant’s rejection of Landlord’s determination of the Market Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the Term and changes in Rent in accordance with this Rider. If Tenant timely notifies Landlord in writing of Tenant’s rejection of Landlord’s determination of the Market Rental Rate, then the Market Rental Rate shall be determined in accordance with Paragraph C below, and upon the determination of the Market Rental Rate pursuant to Paragraph C below, Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the Term and the changes in Rent in accordance with this Rider. Landlord shall deliver the lease amendment required by this Rider No.1 (the “Lease Extension Amendment”) within fifteen (15) days after Tenant’s Acceptance Notice or the final determination of the Market Rental Rate pursuant to Paragraph C below. Tenant shall, within fifteen (15) days after receipt of the Lease. Extension Amendment, execute and return the Lease Extension Amendment confirming the extension of the Lease Term and the changes in Rent pursuant to this Rider No. 1.

C.        If Tenant timely notifies Landlord in writing of Tenant’s rejection of Landlord’s determination of the Market Rental Rate, Landlord and Tenant shall attempt to agree upon Market Rental Rate. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s rejection of Landlord’s determination of the Market Rental Rate (the “Outside Agreement Date”), then Tenant may rescind the exercise of its renewal option by written notice to Landlord within ten (10) Business Days after the Outside Agreement Date. If Tenant does not rescind the exercise of its renewal option, then, within fifteen (15) days after the Outside Agreement Date, Landlord and Tenant shall each appoint an arbitrator (collectively, the “Arblirators”) and notify the other party of same. Within five (5) Business Days following such notice of the Arbitrators, Landlord and Tenant shall submit to the Arbitrators their respective assessments of the Market Rental Rate for the Renewal Period, together with the supporting data that was used to calculate such assessments. Within fifteen (15) Business Days after such submission to the Arbitrators, each of the Arbitrators shall select the assessment which is closest to such Arbitrator’s determination of the Market Rental Rate for the Renewal Period, which assessment shall be binding on Landlord and Tenant. If the Arbitrators are unable to agree upon an assessment within such time period, then they shall, within another ten (10) Business Days, select a third Arbitrator (with the same qualifications as required for Arbitrators under this Rider). The third Arbitrator, using all of the information provided to the initial Arbitrators, as well as any additional analysis or data compiled or prepared by the initial Arbitrators, shall then select the assessment which is closest to such Arbitrator’s determination of the Market Rental Rate for the Renewal Period, which assessment shall be binding on Landlord and Tenant. The cost of all of the Arbitrators shall be paid by the party whose assessment was not selected. Each Arbitrator under this Rider shall be a real estate broker or leasing agent licensed under the laws of the State of Nevada, and shall have been actively and continuously engaged in leasing transactions involving in the aggregate more than 500,000 square feet of rentable area of multi-tenant office space in Clark County, Nevada over the immediately preceding ten (10) year period. In addition, the third arbitrator shall be an independent broker or leasing agent not having any prior relationship representing either Landlord or Tenant. In no event shall any of the Arbitrators have an economic interest in the final determination of the Market Rental Rate. The decision of the arbitrator(s) shall be final and non-appealable, shall be binding on both Landlord and Tenant, and may be enforced in any court of competent jurisdiction in Clark County, Nevada. All information produced by the parties in arbitration shall remain confidential and shall not be made part of any public record. Neither party shall make any public announcement of the outcome of arbitration until both parties have agreed upon the terms of such press release, or other public announcement. Tenant may accept the terms set forth in the Rental Notice by written notice (the “Acceptance Notice”) to Landlord given within 15 days after receipt of the Rental Notice. If Tenant timely delivers its Acceptance Notice, Tenant shall, within 15 days after receipt, execute a lease amendment confirming the Base Rent and other terms applicable during the Renewal Period.

D. Market Rental Rate. The “Market Rental Rate” is the rate (or rates) a willing tenant would pay and a willing landlord would accept for a comparable transaction (e.g., renewal; expansion, relocation, ete., as applicable, in comparable space and in a building comparable to the Building) as of the commencement date of the applicable term, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, considering the highest and most profitable use if offered for lease in the open market with a reasonable period of time in which to consummate a transaction. In calculating the Market Rental Rate, all relevant factors will be taken into account, including the age, location and quality of the Building, lease term, amenities of the Property, condition of the space and any concessions and allowances commonly being offered by Landlord for comparable transactions in the Property. The parties agree that the best evidence of the Market Rental Rate will be the rate then charged for comparable transactions in the Hughes Center office park. With the Rental Notice, Landlord shall provide Tenant with all information used by Landlord to establish the Market Rental Rate.

RIDER NO. 2

OPTION TO EXPAND

A.            Expansion Space. Tenant shall have the option to lease the space currently identified as Suite 360 which contains approximately 9,252 Rentable Square Feet on the 3rd floor of the Building, as shown on Exhibit A to the Lease, (the “Expansion Space”) for a term commencing on the first day of the 61st month of Tenant’s initial Lease Term (the “Expansion Space Commencement Date”) and continuing through the expiration or earlier termination of the Term (as it may be extended or renewed); provided that (i) Tenant gives Landlord written notice of Tenant’s desire to expand (the “Expansion Notice”) no earlier than 13 nor later than 12 months prior to the Expansion Space Commencement Date; and (ii) no uncured event of default exists under the Lease at the time of such Expansion Notice or the Expansion Space Commencement Date. The Base Rent payable for the Expansion Space shall be the Market Rental Rate for the Premises, as defined in Paragraph D of Rider No. 1 to the Lease. This Option to Expand shall terminate upon relocation of the Premises by agreement of Landlord and Tenant, assignment of this Lease or subletting of more than 20% of the Premises (not including Short-Term Business Subleases). The Expansion Space shall be reduced to the extent Tenant leases any portion thereof, whether or not pursuant to a formal option provision in the Lease.

B.            Acceptance. Within 30 days of receipt of the Expansion Notice, Landlord shall notify Tenant of the Base Rent (which shall be at the Market Rental Rate) and Expansion Space TI Allowance, as defined below, for the Expansion Space (the “Rental Notice”). With the exception of the Base Rent Amount and the Expansion Space TI Allowance, all other terms of this Lease shall apply to the Expansion Space. Tenant shall, within the next fifteen (15) Business Days following receipt of such Rental Notice from Landlord, notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Market Rental Rate. If Tenant timely notifies Landlord in writing of Tenant’s acceptance of Landlord’s determination of the Market Rental Rate (Tenant’s “Acceptance Notice”), or fails to timely notify Landlord of Tenant’s rejection of Landlord’s determination of the Market Rental Rate, Landlord and Tenant shall enter into a written lease amendment conforming to this Rider No. 2. If Tenant timely notifies Landlord in writing of Tenant’s rejection of Landlord’s determination of the Market Rental Rate, then the Market Rental Rate shall be determined in accordance with Paragraph C of Rider No. 1 above (and Tenant shall have the option to rescind the exercise of its option to expand hereunder if Landlord and Tenant do not agree upon the Market Rental Rate prior to the Outside Agreement Date as set forth in such Paragraph C). Within 15 days after Tenant’s Acceptance Notice or the final determination of the Market Rental Rate pursuant to Paragraph C of Rider No. 1, Landlord shall deliver to Tenant a written lease amendment conforming to this Rider No. 2 (“Expansion Space Lease Amendment”). Tenant shall, within 15 days after receipt of the Expansion Space Lease Amendment, execute and return the Expansion Space Lease Amendment adding the Expansion Space as part of the Premises for all purposes under the Lease (including any extensions of renewals) effective as of the Expansion Space Commencement Date and confirming the Base Rent and Expansion Space TI Allowance. Tenant’s tenant improvement allowance for the Expansion Space (“Expansion Space TI Allowance”) shall be comparable to the value of other tenant improvement allowances then being provided by Landlord in comparable transactions. The Expansion Space Lease Amendment shall contain a construction agreement using Landlord’s then-current form (“Expansion Space Construction Agreement”) setting forth the construction schedule mutually agreed upon by Landlord and Tenant and other terms and obligations of the parties regarding the construction of the tenant improvements in the Expansion Space.

C.            Tender of Possesion. Landlord may, at its option, tender possession of the Expansion Space on any date within 6 months prior to or after the specified Expansion Space Commencement Date; in which event such Expansion Space Commencement Date shall be amended to be the date such possession is actually tendered. Landlord shall not be liable for any delay or failure to tender possession of the Expansion Space by the anticipated Expansion Space Commencement Date for any reason beyond Landlord’s control, including by reason beyond Landlord’s control of any holdover tenant or occupant, nor shall such failure invalidate the Lease or extend the Term.

D.            Condition of Premises. Subject to the Expansion Space Construction Agreement, the Expansion Space shall be tendered in an “as-is” condition, subject to (1) the Expansion Space Construction Agreement and (2) any latent defects in the Expansion Space of which Tenant notifies Landlord within one (1) year after the Expansion Space Commencement Date (excluding defects in work performed by Tenant Parties). The tenant improvements to the Expansion Space shall be constructed in accordance with the Expansion Space Construction Agreement attached to the applicable lease amendment.

E.             Parking. For the Expansion Space, Tenant shall take and pay for 3.5 parking permits per 1,000 Usable Square Feet in the Expansion Space leased by Tenant, allowing access to unreserved spaces in parking facilities which Landlord provides for the use of tenants and occupants of the Property. During the initial Term (and, if applicable, during any renewal or extension term of this Lease), Tenant shall pay Landlord the same parking fees as are payable by Tenant for its other parking permits pursuant to Exhibit B to the Lease.

F.             Modification of Expansion Space. Landlord intends to lease the Expansion Space to other tenants, all subject and subordinate to Tenant’s expansion option hereunder. The division of the Expansion Space into two parts, each subject to a separate expansion option, could facilitate the leasing of such space by Landlord and could also benefit Tenant by providing Tenant with greater flexibility in meeting its future expansion requirements. Accordingly, if Landlord determines that it would be beneficial to divide the Expansion Space into two parts, Landlord shall notify Tenant, and Landlord and Tenant shall discuss any proposed modification of the terms of Tenant’s expansion option in good faith.

RIDER NO. 3

PREFERENTIAL RIGHT TO LEASE

A.            Preferential Right To Lease. So long as thirty-six months remain in the initial Term, Tenant shall have a Preferential Right to Lease space on the 3rd floor of the Building and the 5th floor of the Building (the “Preferential Space”), at such time as such space becomes Available (as defined below) for direct lease to a new tenant (whether or not a bona fide offer has been made); provided no uncured event of default exists under the Lease (and no condition exists which, with the passage of time and/or giving of notice, would be an event of default) and Tenant remains in occupancy of the entire Premises. The Preferential Space shall be deemed “Available” at such time as Landlord decides to offer the Preferential Space for lease and such space is no longer any of the following: (i) leased or occupied; (ii) assigned or subleased by the then-current tenant of the space; and (iii) re-leased by the then-current tenant of the space by renewal, extension or renegotiation (whether agreed to prior to or after the Effective Date). This Preferential Right to Lease shall terminate upon relocation of the Premises to another building by agreement of Landlord and Tenant or upon any Transfer as defined in the Lease. The Preferential Space shall be reduced to the extent Tenant leases any portion thereof, whether or not pursuant to a formal option provision in the Lease.

B.            Acceptance. Prior to leasing the Preferential Space to a new tenant, Landlord shall first offer such space in writing to Tenant specifying the amount and location of such space, the anticipated date of tender of possession, the proposed lease term (which shall not extend beyond the Expiration Date), the rental rate based on the then-quoted rental rates for comparable space in the Property as of the anticipated Preferential Space Commencement Date (as defined below), including any projected rate increases over the applicable term, and other applicable terms (the “Preferential Rental Notice”). Tenant shall have 5 days within which to accept or reject such offer. If Tenant accepts Landlord’s offer, Landlord shall deliver to Tenant a written lease amendment conforming to this Rider No. 3 (“Preferential Space Lease Amendment”) within 15 days after receipt of Tenant’s acceptance of Landlord’s offer. Tenant shall, within 15 days after receipt of the Preferential Lease Space Amendment, execute and return the Preferential Space Lease Amendment adding the Preferential Space to the Premises for all purposes under the Lease (including any extensions or renewals) and confirming the Base Rent and other applicable terms specified in the Preferential Rental Notice. Such lease amendment shall contain a construction agreement (“Preferential Space Construction Agreement”) using Landlord’s then-current form setting forth the construction schedule mutually agreed upon by Landlord and Tenant, including a construction allowance comparable to the construction allowance then being provided by Landlord in comparable transactions and other terms and obligations of the parties regarding the construction of the tenant improvements in the Preferential Space. If Tenant rejects such offer or fails timely to (i) accept such offer or (ii) execute and return the Preferential Space Lease Amendment, then this Preferential Right to Lease shall lapse and be of no further force and effect. In such event, Landlord shall be relieved of any future obligations hereunder and may thereafter lease all or part of the Preferential Space to any party without further notice or obligation to Tenant. Notwithstanding the foregoing, if Tenant’s Preferential Right to Lease lapses with respect to any portion of the Preferential Space located on the 3rd floor of the Building (“3rd Floor Lapsed Space”), and if Landlord thereafter leases such Third Floor Lapsed Space to another tenant (a “New Preferential Space Lease”), such 3rd Floor Lapsed Space shall once again be subject to Tenant’s Preferential Right to Lease upon the expiration of the New Preferential Space Lease. (subject to any renewal options which may be granted to the tenant under the New Preferential Space Lease).

C.            Tender of Possession. The Preferential Space shall be leased for the period commencing upon Landlord’s tender of possession of the Preferential Space in accordance with Landlord’s offer and this Rider (the “Preferential Space Commencement Date”) and continuing through the expiration or earlier termination of the Term, as it may be extended or renewed. Landlord shall not be liable for any delay or failure to tender possession of the Preferential Space by the anticipated tender date for any reason, including by reason of any holdover tenant or occupant, nor shall such failure invalidate the Lease or extend the Term.

D.            Condition of Premises. The Preferential Space shall be tendered in an “as-is” condition, subject to (1) the Preferential Space Construction Agreement and (2) any latent defects in the

Premises of which Tenant notifies Landlord within one (1) year after the Preferential Space Commencement Dale (excluding defects in work performed by Tenant Parties). All leasehold improvements shall be constructed in the Preferential Space in accordance with the Preferential Space Construction Agreement (if any) attached to the Preferential Space Lease Amendment.

E.             Parking. For the Preferential Space, Tenant shall take and pay for 3.5 additional parking permits per 1,000 Usable Square Feet in the Preferential Space leased by Tenant, allowing access to unreserved spaces in parking facilities which Landlord provides for the use of tenants and occupants of the Property. During the Initial Term (and, if applicable, during any renewal or extension term of this Lease), Tenant shall pay the same parking fees as are payable by Tenant for its other parking permits pursuant to Exhibit E to the Lease.

EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

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EXHIBIT A-2

LEGAL DESCRIPTION OF PROPERTY

That portion of Lot 1 of “Hughes Center Unit No. 3” as shown by map thereof on file in Book 65, page 38 of Plots, in the Clark County Recorder’s Office, Clark County, Nevada, lying within the Southeast Quarter (SB 1/4) of Section 16, Township 21 South, Range 6l East, M.D.B. & M., Clark County, Nevada and described as follows:

Commencing at the Southwest Corner of Section 15, Township 21 South, Range 61 East, M.D.B. & M., Clark County, Nevada as shown on said map of “Hughes Center Unit No. 3: Thence North 82”03’24” East along the South line of said “Hughes Center Unit No. 3”, a distance of 187.82 feet to a point on the Westerly right-of-way line of Paradise Road (Eighty (80) feel wide); Thence North 14°03’40” West along said right-of-way line, 604,56 feet; Thence curving to the right along the arc of a 3040.00 fool radius curve of said right-of-way line, concave Northeasterly, through a central angle of 08°12’50”; an arc length of 435.82 feet to the Point of Beginning, to which a radial line bears South 84°09’10” West;

Thence North 89°53’40” West, 321.21 feet; Thence North 00°06’20” 258.41 feet to a point on the North line of said lot 1 being the South right-of-way line of Corporate Drive (Eighty (80) feet wide); Thence North 89°53’40” West along said right-of-way line, 193.56 feet; Thence curving to the left along the arc of a 30.00 foot radius curve, concave Southeasterly, through a central angle of 81°03’14”, an arc length of 42.44 feet to a point on the Easterly right-of-way line of Howard Hughes Parkway (Eighty (80) feet wide); Thence South 09°03’06” West, along Said Easterly right-of-way line, 90.07 feet; Thence curving to the right along the arc of a 940.00 foot radius curve, concave Northwesterly, through a central angle of 17°57’31”, an arc length of 294.63 feet to a point of cusp to which a radial line bears South 62°59’23” East; Thence from a tangent bearing South 59°36’54” East, curving to the right, along the arc of a 332.50 foot radius curve, concave Southwesterly, through a central angle of 05°32’15”, an arc length of 32.14 feet; Thence South 54°04’39” East 40.26 feet; Thence curving to the loft along the arc of a 150.00 foot radius curve, concave Northerly, through a central angle of 56°52’48” an arc length of 148.91 feet: Thence North 69°02’33” East, 15.30 feet; Thence curving to the left along the arc of a 175.00 foot radius curve, concave Northwesterly, through a central angle of 26°24’24” an arc length of 80.65 feet to a point to which a radial line bears South 47°21’51” East; Thence South 89°53’40” East, 385.61 feet to a point on a curve, said point also being a point on the aforementioned Westerly right-of-way line of Paradise Road; Thence from a tangent bearing North 08°35’01” West, curving to the right along the arc of a 3040.00 foot radius curve, concave Northeasterly, through a central angle of 02°44’12” an arc length of 145.20 feet to the Point of Beginning.

3930 HOWARD HUGHES PARKWAY

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EXHIBIT B

RULES AND REGULATIONS

1.             Tenant, or its officers, agents, employees, contractors or vendors, shall not obstruct sidewalks, doorways, vestibules, halls, corridors, stairways, lobbies and other common areas (the “Public Areas”) with refuse, furniture, boxes, or other items. The Public Areas shall not be used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Tenant’s doors to the Premises shall not he blocked open and shall remain closed at all times unless first approved in writing by Landlord in its sole discretion.

2.             Plumbing, fixtures and appliances shall be used only for the purposes for which constructed and no unsuitable material shall be placed therein.

3.             No signs, directories, posters, advertisements, or noticed shall be painted on or affixed to any portion of the Building or Premises or other parts of the Building. Including within Tenant’s Premises, which are visible from any Public Areas or the Building exterior, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord at its sole discretion. The Premises shall be identified by a standard suite sign, which Landlord shall order at Tenant’s expense. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at Tenant’s expense.

4.             Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other hazard or increase rate of fire or other insurance on the Building, Tenant shall not use or keep in the Building any inflammable or explosive fluid or substance or any illuminating materials. No space heaters or portable fans shall be operated in the Building. Tenant must submit to Landlord a certificate of Fire Retardancy for any fresh evergreens (i.e. Christmas tree, wreaths) to be brought onto the Premises.

5.             Tenant shall notify Landlord when safes or other heavy equipment (such as, for example, rolling file systems) are to be taken in or out of the Building, and such moving shall only be done after written permission, which shall not be unreasonably withheld, is obtained from Landlord on such conditions as Landlord may require at its reasonable discretion. Landlord shall have the power to prescribe the weight and position of heavy equipment or other objects, which may overstress any portion of the Building. All damage done to the Building by such heavy items will be repaired at the sole expense of the responsible Tenant.

6.             During normal business hours, Tenant may receive routine deliveries at the Premises (i.e. office supplies, bottled water, mail couriers and parcel shipments). All such deliveries must be made via the Building’s designated service access route and under no circumstances through the front lobby door provided that Tenant’s runners and others may use the front lobby doors for the delivery of documents and similar hand-carried items, Tenant’s initial move-in, move-out and all other non-routine deliveries (i.e. furnishings, large equipment) must occur after normal business hours and only after written permission is obtained from Landlord, on such conditions as Landlord may require in its sole discretion.

7.             Tenant shall cooperate with Landlord in keeping the Premises neat and clean.

8.             Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants in the Building, or persons having business with them.

9.             No animals shall be brought into or kept in or about the Building with the exception of aid animals such as Seeing Eye dogs.

10.           When conditions are such that Tenant must dispose of small shipping crates or boxes, it will be the responsibility of Tenant to break down and dispose of same in the refuse container designated by Landlord. The disposal of largo shipping crates or boxes (or other large objects or quantities), which in Landlord’s sole determination could overload the designated refuse container, must be accommodated through Tenant’s mover or vendor or may otherwise be prearranged through Landlord at an additional charge to Tenant’s account.

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11.           No machinery of any kind, other than ordinary office machines such as typewriters, calculators, facsimile equipment, personal computer equipment and other machinery and equipment which is typically found in professional offices shall be operated on the Premises unless first approved in writing by Landlord in its sole discretion.

12.           No bicycles, motorcycles or similar vehicles will be allowed in the Building.

13.           No nails, hooks, or screws (other than those which are necessary to hang paintings, prints, or other similar items on the interior walls of the Premises) shall be driven into or inserted in any part of the Building unless first approved in writing by Landlord in its sole discretion.

14.           After normal business hours, Landlord reserves the right to exclude from the Building any person who does not possess an authorized means of access such as a key, card key, or a prearranged written authorization and who is otherwise not an employee or guest of Tenant. Tenant and its officers, agents or employees shall utilize card keys only as instructed by Landlord and in no event shall Tenant allow access to anyone, other than its officers, agents, employees, guests or vendors.

15.           Canvassing, soliciting and peddling in Public Areas, or otherwise within the Building, are strictly prohibited. Unless otherwise approved by Landlord in writing, Tenant shall not use the Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to other tenants in the Building or the general public. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant’s lease. Tenant shall I not make door-to-door solicitation of business from other tenants in the Building.

16.           Landlord shall initially give tenant thirty-five (35) keys to the Premises. Tenant shall make no duplicates of such keys. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord. No additional locks shall be placed upon any doors unless first approved by Landlord in writing. Upon termination of Tenant’s lease, Tenant shall surrender all keys to the Premises (and, if applicable, card keys) to Landlord and shall otherwise give Landlord the combination of all locks on the Premises.

17.           Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be billed to Tenant. The lighting and air conditioning equipment of the Building is the exclusive charge of Landlord and its employees.

18.           Tenant shall comply with all parking rules and regulations as posted and distributed by Landlord from time to time.

19.           No portion of the Building shall be used for the purpose of lodging rooms.

20.           Tenant shall not waste electricity, water or other utilities. Tenant will comply with any governmental energy-saving rules, laws or regulations of which Tenant has received notice. Tenant agrees to cooperate fully with Landlord to assure the effective operation of the Building’s heating and air conditioning and to refrain from adjusting thermostat controls.

21.           Tenant shall not place vending machines or dispensing machines of any kind in the Premises (other than soda machines for the use of Tenant’s employees and guests), unless first approved in writing by Landlord in its sole discretion.

22.           Landlord’s written approval, which shall be at Landlord’s sole discretion, must be obtained prior to changing from the standard blinds. Landlord will control all blinds and internal lighting that may be visible from the exterior or Public Areas of the Building and shall have the right to change any unapproved blinds and lighting at Tenant’s expense.

23.           Intentionally Omitted.

24.           Intentionally Omitted.

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25.           Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or any governmental agency. Landlord has the right to evacuate the Building in the event of an emergency or catastrophe. Landlord reserves the right to prevent access to the Building in cases of invasion, mob, riot, bomb threat, public excitement or other commotion by closing the doors or by taking other appropriate action.

26.           Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked when the Premises are not fully inhabited.

27.           Smoking shall not be permitted on any multi-tenant floor in the Building. Smoking is permitted on any floor in the Building, which is leased entirely by a single tenant (if so desired by that tenant). Smoking is also permitted outside the Building, however, smokers must utilize the ash urns which are located outside the Building at the designated smoking area.

28.           Landlord has the right to designate a property management company to, among other things, monitor and enforce the Rules and Regulations.

29.           Tenant is solely responsible for the cost to maintain and repair any and all “Above Standard” items installed within their Premises (ie., computer room air conditioning unit, sinks, garbage disposals, dishwashers, custom locking devices, specialty lighting, private restroom fixtures (not including Building standard fixtures in the core-area bathrooms on the floor on which the Premises is located), etc.)).

30.           Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its sole judgment. And shall from time to time be required for the successful and professional operation of the Building, which rules shall be binding upon each tenant and its officers, agents, employees, guests and vendors upon delivery to tenant. Landlord shall enforce all rules and regulations in a non-discriminatory manner. In the event of any conflict between these rules and regulations (as the same may be modified or supplemental hereunder) and the terms of the Lease, the terms of the Lease shall be controlling.

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EXHIBIT C

COMMENCEMENT LETTER

Re:                               Office Lease dated                , 200   (the “Lease”) between 3930 HHP LLC (“Landlord”) and HALE  LANE PEEK DENNISON AND HOWARD PROFESSIONAL CORPORATION (“Tenant”) for the Premises, Rentable Square Footage of which is 18,035, located on the fourth floor of 3930 Howard Hughes Parkway. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

Landlord has fully completed all Landlord Work required under the terms of the Lease, if any.

Tenant has accepted possession of the Premises. The Premises are usable by Tenant as intended; Landlord has no further obligation to perform any Landlord Work or other construction except as otherwise stated in the Lease.

The Commencement Date of the Lease is                                              , 200   .

The Expiration Date of the Lease is the last day of                                 ,           .

Tenant’s Address at the Premises after the Commencement Date is:

Attention:

Phone:

Fax:

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

EXECUTED as of                               , 200 .

{ATTACH APPROPRIATE SIGNATURES}

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EXHIBIT D

Work Letter Version 3

[structural improvements — construction allowance — Landlord managed construction]

This Work Letter is attached as an Exhibit to an Office Lease (the “Lease”) between 3930 HHP LLC, as Landlord, and HALE LANE PEEK DENNISON AND HOWARD PROFESSIONAL CORPORATION, as Tenant, for the Premises, the Rentable Square Footage of which is 18,035, located on the fourth floor of the Building. Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the Lease. In the event of any conflict between the Lease and this Work Letter, the latter shall control.

1.                                      Approved Construction Documents.

(A)                      Architectural Documents. No later than June 15, 2005, Tenant shall submit to Landlord complete, finished and detailed architectural, drawings and specifications to include Tenant’s partition layout, reflected ceiling, telephone and electrical outlets and equipment rooms, doors (including hardware and keying schedule), glass partitions, windows (if any), critical dimensions, millwork and finish schedules, together with all supporting information and delivery schedules (the “Architectural Documents”). Tenant shall provide Landlord with Tenant’s furniture layout as soon as is practicable, which may be after June 15, 2005. The Architectural Documents shall be prepared by Spazio Design, acting as Tenant’s architect. The Architectural Documents shall comply with Laws and shall be presented in Landlord’s format satisfactory for filing with the appropriate governmental authorities for required permits and licenses.

(B)                      Landlord’s Approval. Within 10 business days after receipt of Tenant’s Architectural Documents, Landlord (or its designated architectural and/or engineering firm) shall approve or disapprove such documents in writing. Tenant shall submit corrected Architectural Documents within 10 Business Days of receipt of Landlord’s disapproval notice. Landlord shall approve or disapprove the corrected Architectural Documents within 5 additional days from receipt thereof. In the event Landlord fails to approve or disapprove the Architectural Documents within the time periods set forth herein, the Architectural Documents shall be deemed approved. Upon Landlord’s approval, the Architectural Documents shall become the “Approved Architectural Documents”. If Landlord disapproves, Landlord shall provide Tenant in writing specific reasons for such disapproval.

2.                        Pricing and Bids. Within five (5) business days following receipt of the Approved Architectural Documents, Landlord shall seek 3 competitive bids from general contractors from Landlord’s approved bidding list. Tenant shall have the option of submitting the names of up to 2 general contractors for inclusion in the bidding process so long as such contractors are acceptable to Landlord. Only subcontractors from Landlord’s approved subcontractor list or otherwise approved by Landlord shall be allowed to work on the mechanical, electrical and plumbing components of the Building. Tenant shall be invited to the bid opening and allowed to participate in the selection of the successful bidder; provided Landlord and Tenant shall jointly make the final selection of the general contractor.

2.1                               Mechanical, Electrical and Plumbing.

(A)                      MEP Documents. Within ten (10) business days after the selection of the general contractor pursuant to Paragraph 2 above, Landlord shall submit to Tenant (or Tenant’s designated architect) complete, finished and detailed mechanical, electrical and plumbing drawings and specifications, air conditioning and heater systems, duct work and electrical facilities, together with supporting information and delivery schedules (the “MEP Documents”). The MEP Documents shall be prepared by the mechanical, electrical and plumbing subcontractors from Landlord’s approved subcontractor list who were included in the general contractor’s approved bid. The MEP Documents shall comply with Laws and shall be presented in Landlord’s format satisfactory for filing with the appropriate governmental authorities for required permits and licenses.

(B)                      Approval. Within 10 business days after receipt of the MEP Documents, Landlord (or its designated engineering firm) and Tenant (or its designated architectural firm) shall mutually finalize and approve such documents. Upon such finalization and approval, the

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Architectural Documents and the MEP Documents shall become, collectively, the “Approved Construction Documents”.

3.                                      Landlord’s Contributions. Landlord will provide a construction allowance not to exceed $30.00 multiplied by the Usable Square Footage of the Premises (the “Construction Allowance”), toward the cost of constructing the Landlord Work. Payments shall be made directly to Landlord’s contractor performing the Landlord Work. The cost of (a) all space planning; design, consulting or review services and construction drawings, (b) extension of electrical wiring from Landlord’s designated location(s) to the Premises, (c) purchasing and installing all building equipment for the Premises (including above building standard electrical equipment approved by Landlord), (d) required metering, re-circuiting or re-wiring for metering, equipment rental, engineering design services, consulting services, studies, construction services, cost of billing and collections, (e) materials and labor, (f) supplemental air conditioning, (g) fire suppression systems (h) cabling for telecommunications systems and computers, and (i) security systems, shall all be included in the cost of the Landlord Work and may be paid out of the Construction Allowance, to the extent sufficient funds are available for such purpose. In addition, Tenant shall be entitled to use any portion of the Construction Allowance which is not utilized for the cost of constructing the Landlord Work (up to a maximum of Two Dollars ($2.00) multiplied by the Usable Square Footage of the Premises) for the payment of Tenant’s costs of moving its personal property to the Premises. The Construction Allowance made available to Tenant under this Work Letter must be utilized for its intended purpose within 365 days of the Effective Date or be forfeited with no further obligation on the part of Landlord.

4.                       Construction.

(A)                      General Terms. Subject to the terms of this Work Letter, Landlord agrees to cause leasehold improvements to be constructed in the Premises (the “Landlord Work”) in a good and workmanlike manner in accordance with the Approved Construction Documents. Tenant acknowledges that Landlord is not an architect or engineer, and that the Landlord Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Approved Construction Documents will comply with Laws or be free from errors or omissions, nor that the Landlord Work will be free from defects, and Landlord will have no liability therefor. Landlord does agree, however, to require the general contractor to warrant the Landlord Work against defects in workmanship for a period of at least one (1) year and to agree that such warranty may be assigned to Tenani and (ii) assign all manufacturers warranties to Tenant. In the event or any errors, omissions or defects in the Landlord Work, and upon Tenant’s written request, Landlord will use commercially reasonable efforts to cooperate with Tenant in enforcing any applicable warranties, In addition, Landlord’s approval of the Architectural Documents or the MEP Documents or the Landlord Work shall not be interpreted to waive or otherwise modify the terms and provisions of the Lease. Except with respect to the economic terms set forth in Paragraph 3 of this Work Letter, the terms and provisions contained in this Work Letter shall survive the completion of the Landlord Work and shall govern in all applicable circumstances arising under the Lease throughout the term of the Lease, including the construction of future improvements in the Premises. Tenant acknowledges that Tenant’s Information and the Approved Construction Documents must comply with (i) the definitions used by Landlord for the electrical terms used in this Work Letter, and (ii) the electrical and HVAC design capacities of the Building.

(B)                      ADA Compliance. Landlord shall, as an Operating Expense, be responsible for ADA (and any applicable state accessibility standard) compliance for the core areas of the Building (including, but not limited to, elevators, Common Areas, and service areas), the Property’s parking facilities and all points of access into the Property. Tenant shall, at its expense, be responsible for ADA (and any applicable state accessibility standard) compliance in the Premises, including restrooms on any floor now or hereafter leased or occupied in its entirety by Tenant, its Affiliates or transferees. Landlord shall not be responsible for determining whether Tenant is a public accommodation under ADA or whether the Approved Construction Documents comply with ADA requirements, including submission of the Approved Construction Documents for review by appropriate state agencies. Such determinations, if desired by Tenant, shall be the sole responsibility of Tenant.

(C)                      Substantial Completion. The Landlord Work shall be deemed to be “Substantially Complete” on the date that both (i) all Landlord Work (other than any details of

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construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant’s use or occupancy of the Premises) has been performed, and (ii) a certificate of occupancy or temporary certificate of occupancy has been issued for the Premises, or the Landlord Work has received final inspection approval from Clark County allowing Tenant to lawfully occupy the Premises. Time is of the essence in connection with the obligations of Landlord and Tenant under this Work Letter. Landlord shall not be liable or responsible for any claims incurred (or alleged) by Tenant due to any delay in achieving Substantial Completion for any reason. Except its otherwise expressly set forth in the Lease, Tenant’s sole and exclusive remedy for any delay in achieving Substantial Completion for any reason other than Tenant Delay (defined below) shall be the resulting postponement (if any) of the commencement of rental payments under the Lease. “Tenant Delay” means any actor omission of Tenant or its agents, employees, vendors or contractors that actually delays the Substantial Completion of the Landlord Work, including: (i) Tenant’ s failure to furnish information or approvals within any time period specified in this Lease, including the failure to prepare or approve preliminary or final plans by any applicable due date; (ii) Tenant’s selection of non-building standard equipment or materials (upon request, Landlord shall provide Tenant with a list of building standard equipment and materials; (iii) changes requested or made by Tenant to previously approved plans and specifications; or (iv) performance of work in the Premises by Tenant or Tenant’s contractor(s) during the performance of the Landlord Work.

5.                                     Costs.

(A)                      Change Orders and Cost Overruns. Landlord’s approval is required in advance of all changes to, and deviations from, the Approved Construction Documents (each, a “Change Order”), including any (i) omission, removal, alteration or other modification of any portion of the Landlord Work, (ii) additional architectural or engineering services, (iii) changes to materials, whether building standard materials, specially ordered materials, or specially fabricated materials, or (iv) cancellation or modification of supply or fabrication orders. Except as otherwise expressly provided in this Work Letter, all costs of the Landlord Work in excess of the Construction Allowance including Change Orders requested by Tenant and approved by Landlord which increase the cost of the Landlord Work (collectively, “Cost Overruns”) shall be paid by Tenant to Landlord within 10 days of receipt of Landlord’s invoice. In addition, at Landlord’s election, Landlord may require Tenant to prepay up to fifty percent (50%) of any projected Cost Overruns within 10 days of receipt of Landlord’s invoice for same. Landlord may stop or decline to commence all or any portion of the Landlord Work until such payment (or prepayment) of Cost Overruns is received. On or before the Commencement Date, and as a condition to Tenant’s right to take possession of the Premises, Tenant shall pay Landlord the entire amount of all Cost Overruns, less any prepaid amounts. Tenant’s failure to pay, when due after the presentation of Landlord’s invoice, any Cost Overruns or the cost of any Change Order shall constitute an event of default under the Lease.

(B)                      Construction Management Fee. Tenant shall; for supervision and administration of the construction and installation of the Landlord Work, pay Landlord a construction management fee of $13,650.00 for the Landlord Work, which may be paid from the unused portion of the Construction Allowance (if any). Fifty percent (50%) of such management fee shall be paid prior to Landlord’s commencement of the Landlord Work, and the remaining fifty percent (50%) of such management fee shall be paid on or before the Commencement Date as a condition to Tenant’s right to take possession of the Premises. Tenant’s failure to pay such construction management fee when due shall constitute an event of default under the Lease.

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EXHIBIT E

HUGHES CENTER

PARKING AGREEMENT

This Parking Agreement is incorporated by reference into that certain Lease Agreement dated as of June 1, 2005, HALE LANE PEEK DENNISON AND HOWARD, PROFESSIONAL CORPORATION, as Tenant, and 3930 HHP LLC, as Landlord (the “Lease”).

1.                         Parking Facilities. The parking facilities appurtenant to the Building include asphalt surface parking for visitor parking and a separate parking structure for monthly parking (“Parking Structure”). The Parking Structure will accommodate three and one-half (3.5) parking spaces per one thousand (1,000) Usable Square Feet in the Premises. However, at Tenant’s request, Tenant shall initially be entitled to use only thirty-five (35) vehicle parking spaces within the Parking Structure for the monthly parking of Tenant’s employees. All thirty-five (35) parking spaces shall be for parking in the covered portion of the Parking Structure. Tenant’s use of the Parking Structure shall be based upon a non-exclusive use in common with Landlord, other tenants of the Building, and their guests and invitees. Tenant shall not use more parking spaces than said number, or any spaces (a) which have been specifically assigned by Landlord to other tenants or for such other uses as visitor parking or (b) which have been designated by governmental entities of competent jurisdiction as being restricted to certain uses. Landlord reserves the right to erect such security and access and egress control devices as it may reasonably deem to be appropriate (including, without limitation card controlled gates) and Tenant agrees to cooperate fully with Landlord in such matters. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of such prohibited activities, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or low away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. The number of parking spaces which Tenant is entitled to use shall increase from thirty-five (35) to thirty-nine (39) covered parking spaces on the first annual anniversary of the Commencement Date, to forty-three covered parking spaces on the second annual anniversary of the Commencement Date, to forty-seven (47) covered parking spaces on the third annual anniversary of the Commencement Date and to fifty-one (51) covered parking spaces on the fourth annual anniversary of the Commencement Date. At Tenant’s request, and subject to availability, Landlord shall make some or all of the additional parking spaces described in the preceding sentence (up to fifty-one (51) total parking spaces pursuant to this Paragraph 1) available to Tenant prior to the dates set forth in the preceding sentence.

2.                        Parking Fee. During the first five (5) years of the Lease Term, Tenant shall pay Fifty-five Dollars ($55.00) per space per month for covered parking and Thirty Dollars ($30.00) per space per month for uncovered parking (the “Parking Fees”). After the first five (5) years of the Lease Term, Landlord shall have the right from time to time to increase the Parking Fees being charged Tenant upon thirty (30) days prior written notice. Tenant agrees and acknowledges that Tenant shall be obligated to pay such rates regardless of whether or not Tenant actually uses or needs the parking spaces which Tenant is entitled to use. Such Parking Fees shall be payable monthly commencing with the first installment of Base Rent due under the Lease. If the Commencement Date is other than the first day of a calendar month, the first Installment of the Parking Fees shall be prorated on the basis of a thirty (30) day calendar month.

3.                        Additional Parking. If Tenant requires additional parking, Landlord shall make additional parking spaces available to Tenant, subject to availability; provided that any parking spaces in excess of three and one-half (3.5) spaces per one thousand (1,000) Usable Square Feet in the Premises shall be provided to Tenant on a month-to-month basis only. The Parking Fees (for each additional parking space made available to Tenant hereunder shall be equal to the Parking Fees per space set forth in Paragraph 2 above.

4.                        Definitions. All capitalized terms contained in this Parking Agreement that are not defined herein shall have the same definition as set forth in the Lease.

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FIRST AMENDMENT

THIS FIRST AMENDMENT (the “First Amendment”) is entered into this 27th day of July, 2007, by and between 3930 HHP LLC, a Delaware limited liability company (“Landlord”), and HALE LANE PEEK DENNISON AND HOWARD PROFESSIONAL CORPORATION, a Nevada professional corporation (“Tenant”).

R E C I T A L S:

A.                              Landlord and Tenant entered into that certain Lease dated June 1, 2005 (the “Lease”), for space consisting of approximately eighteen thousand thirty-five (18,035) Rentable Square Feet and seventeen thousand three hundred fourteen (17,314) Usable Square Feet located at 3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada 89169 (the “Original Premises”).

B.                              Landlord and Tenant have agreed to amend the Lease, upon all of the same terms and conditions contained in the Lease, except as set forth herein, to expand the Premises to include the space known as Suite 360 on the third floor of the Building, as outlined on the floor plan attached to this First Amendment as Attachment “A” and incorporated herein by reference (the “Suite 360 Expansion Space”), and to otherwise amend the Lease as specifically set forth herein.

C.                              The Suite 360 Expansion Space is stipulated for all purposes to contain approximately nine thousand two hundred fifty-two (9,252) Rentable Square Feet and eight thousand one hundred nine (8,109) Usable Square Feet.

NOW THEREFORE, based upon the covenants and promises contained herein and other good and valuable consideration, Landlord and Tenant mutually agree as follows:

1.                                           Premises.  Commencing on August 16, 2007 (the “Suite 360 Expansion Space Commencement Date”), the Suite 360 Expansion Space shall become part of the Premises, and the term “Premises” shall otherwise mean the Original Premises and the Suite 360 Expansion Space. Commencing on the Suite 360 Expansion Space Commencement Date, the Premises shall be stipulated for all purposes to contain twenty-seven thousand two hundred eighty-seven (27,287) Rentable Square Feet and twenty-five thousand four hundred twenty-three (25,423) Usable Square Feet. The term of such lease for the entire Premises, including the Suite 360 Expansion Space and the Original Premises, shall expire on February 29, 2016.

If Landlord is delayed in delivering possession of the Suite 360 Expansion Space due to any reason, including the holdover or unlawful possession of such space by any third party, or for any other reason, such delay shall not be a default by Landlord, render this First Amendment void or voidable, or otherwise render Landlord liable for damages. Any Event of Default by Tenant with respect to the Suite 360 Expansion Space shall be an Event of Default under the Lease, and any Event of Default under the Lease with respect to the Original Premises shall be deemed to be an Event of Default by Tenant with respect to the Suite 360 Expansion Space. In either event, Landlord shall have all of the rights and remedies which are available to Landlord under the terms of the Lease.

The Suite 360 Expansion Space is accepted by Tenant in “as is” condition and configuration. TENANT HEREBY AGREES THAT THE SUITE 360 EXPANSION SPACE IS IN GOOD ORDER AND SATISFACTORY CONDITION AND THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS FIRST AMENDMENT, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR

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IMPLIED, BY LANDLORD REGARDING THE PREMISES, THE SUITE 360 EXPANSION SPACE, OR THE BUILDING.

2.                                             Base Rent.  Beginning on the Suite 360 Expansion Space Commencement Date, Base Rent for the Suite 360 Expansion Space shall be as follows:

	Rate Per Month/Per
Month	Rentable Square Foot	Base Rent Per Month
August 16, 2007 to July 31, 2008	$3.15	$29,143.80
August 1, 2008 to July 31, 2009	$3.245	$30,022.74
August 1, 2009 to July 31, 2010	$3.342	$30,920.18
August 1, 2010 to July 31, 2011	$3.442	$31,845.38
August 1, 2011 to July 31, 2012	$3.545	$32,798.34
August 1, 2012 to July 31, 2013	$3.651	$33,779.05
August 1, 2013 to July 31, 2014	$3.761	$34,796.77
August 1, 2014 to July 31, 2015	$3.874	$35,842.25
August1, 2015 to February 29, 2016	$3.990	$36,915.48

Such Base Rent shall be paid in equal monthly installments in accordance with Section 4 of the Lease, provided that the first installment of Base Rent for the Suite 360 Expansion Space shall be due upon Tenant’s execution of this First Amendment. If the Suite 360 Expansion Space Commencement Date is a day other than the first day of a month, then the installment of Base Rent for such month shall be prorated, based on the number of days in such month.

3.                                            Operating Expenses.  Effective as of the Suite 360 Expansion Space Commencement date, Tenant’s Pro Rata Share of Operating Expenses shall be adjusted to reflect the additional Rentable Square Footage of the Premises. In addition, the Base Year for the purposes of computing Excess Operating Expenses for the Suite 360 Expansion Space only shall be 2007.

4.                                            Existing Option to Expand.  The expansion of the Premises pursuant to this First Amendment constitutes the exercise of Tenant’s Option to Expand pursuant to Rider No. 2 of the Lease. Tenant shall have no further right to lease additional space, and Rider No. 2 attached to the Lease is hereby deleted in its entirety.

5.                                           Landlord Recapture Right.  Notwithstanding the provisions of Section 11.B of the Lease, proposals from Tenant to sublease up to a total of sixty percent (60%) of the Suite 360 Expansion Space shall not entitle Landlord to terminate the Lease.

6                                              Refurbishment Allowance.  Landlord shall provide Tenant with a refurbishment allowance in the amount of One Hundred Twenty-Nine Thousand Seven Hundred Forty-Four and 00/100

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($129,744.00) to be used to improve and refurbish the Suite 360 Expansion Space pursuant to the Work Letter attached hereto as Attachment “B” and incorporated herein by this reference.

7.                                             Parking.  As of the Suite 360 Expansion Space Commencement Date, Tenant shall be entitled to use an additional nineteen (19) covered and nine (9) uncovered vehicle parking spaces in the Parking Structure, all at the prevailing rate which Landlord is charging for use of the Parking Structure, as the same may be adjusted from time to time pursuant to Exhibit “E” to the Lease.

8.                                             Brokers.  Notwithstanding any provision to the contrary contained in the Lease, Landlord represents and warrants to Tenant, and Tenant represents and warrants to Landlord, that, with the exception of Colliers International (whose commission shall be paid by Landlord pursuant to a separate agreement), no broker, leasing agent or finder has been engaged in connection with the transaction contemplated by this First Amendment. However, in the event of any claims for brokers’ or finders’ fees or commissions in connection with this First Amendment, Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed as a result of the execution of this First Amendment and/or the renewal of this Lease due to any action of the indemnifying party.

9.                                             Except as modified herein, the Lease shall remain in full force and effect.

10.                                      All capitalized terms not defined herein shall have the same meaning as defined in the Lease.

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IN WITNESS WHEREOF, this First Amendment has been executed on the day and year above written.

LANDLORD:

3930 HHP LLC,
a Delaware limited liability company

By:	CRESCENT REAL ESTATE EQUITIES
LIMITED PARTNERSHIP,
a Delaware limited partnership
its Managing Agent

By:	CRESCENT REAL ESTATE
EQUITIES, LTD.,
a Delaware corporation
its General Partner

	By:	/s/ Robert H. Boykin, Jr.
	Name:	ROBERT H. BOYKIN, JR.
	Title:	SENIOR VICE PRESIDENT
LEASING

TENANT:

HALE LANE PEEK DENNISON AND
HOWARD PROFESSIONAL CORPORATION,
a Nevada professional corporation

By:	/s/ Timothy A. Lukes
Name:	Timothy A. Lukes
Title:	President

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ATTACHMENT “A” TO FIRST AMENDMENT

Floor Plan of Suite 360 Expansion Space

A-1

VACANT
Suite: 360
8,109 U.S.F
9,252 R.S.F.
CHARLES
HEERS
Suite: 340
1,453 U.S.F
1,656 R.S.F.
PARSONS BRINCKERHOFF
Suite: 300
6,252 U.S.F
7,127 R.S.F.

Total U.S.F. - 15,814
Total R.S.F. - 18,035

THIRD FLOOR
3930 Howard Hughes Parkway
Las Vegas, Nevada 89109

Scale: N.T.S.
Update: 06/03/05

Ref. North

CRESCENT

Gensler

Y:\Nevada Office\3930 Howard Hughes Parkway\Base Building Plans\3rd Floor.dwg, 6/3

ATTACHMENT “B” TO FIRST AMENDMENT

WORK LETTER

[TENANT IS REFURBISHING PREMISES]

This Work Letter is attached as an Attachment to a First Amendment (the “First Amendment”) between 3930 HHP LLC, as Landlord, and HALE LANE PEEK DENNISON AND HOWARD PROFESSIONAL CORPORATION, as Tenant, for the Suite 360 Expansion space, the rentable square feet of which is 9,252, located on the third floor of the Building. Unless otherwise specified, all capitalized terms used in this Work Letter shall have the same meanings as in the First Amendment. In the event of any conflict between the First Amendment and this Work Letter, the latter shall control.

Tenant agrees to accept the Suite 360 Expansion Space in its current “as is” condition as of the Suite 360 Expansion Space Commencement Date. However, Tenant may elect to refurbish the improvements in the Suite 360 Expansion Space or install new improvements in the Suite 360 Expansion Space (the “Tenant Work”), subject to Article 9 of the Lease. Upon and subject to the terms and conditions of this Work Letter, Landlord shall reimburse Tenant for the costs of the Tenant Work; provided, however, Landlord’s obligation to reimburse Tenant for the Tenant Work shall be: (i) limited to the lesser of (A) actual costs incurred by Tenant in its construction of the Tenant Work; and (B) an amount up to, but not exceeding, One Hundred Twenty-Nine Thousand Seven Hundred Forty-Four and 00/100 ($129,744.00) (which is $16.00 multiplied by the Usable Square Feet of the Suite 360 Expansion Space); and (ii) conditioned upon Landlord’s receipt of written notice (which notice shall be accompanied by invoices and documentation set forth below) from Tenant that the Tenant Work has been completed and accepted by Tenant.

Landlord shall make payment for the Tenant Work (limited as described above) within thirty (30) days following Tenant’s delivery to Landlord of: (i) third-party invoices for costs incurred by Tenant in constructing the Tenant Work; (ii) evidence that Tenant has paid the invoices for such costs; and (iii) lien waivers from any contractor who has constructed any portion of the Tenant Work or any materialman who has supplied materials used or incorporated into any portion of the Tenant Work (if applicable). Any reimbursement obligation of Landlord under this Work Letter shall be applied solely to the purposes specified above, as allocated, within 180 days after the Suite 360 Expansion Space Commencement Date or be forfeited with no further obligation on the part of Landlord.

Within 10 days following the date of invoice, Tenant shall, for supervision and administration of the construction and installation of the Tenant Work, pay Landlord a construction management fee equal to 8% of the aggregate contract price for the Tenant Work, which may be paid from the unused portion of the Construction Allowance (if any). Tenant’s failure to pay such construction management fee when due shall constitute an event of default under the Lease.

B-1

EXHIBIT C

COMMENCEMENT LETTER

Re:

Office Lease dated June 1, 2005 (the “Lease”) between 3930 HHP LLC (“Landlord”) and HALE LANE PEEK DENNISON AND HOWARD PROFESSIONAL CORPORATION (“Tenant”) for the Premises, the Rentable Square Footage of which is eighteen thousand thirty-five (18,035), located on the fourth floor of 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109. Unless otherwise specified, all capitalized terms used herein shall have the same meanings as in the Lease.

Landlord and Tenant agree that:

Landlord has fully completed all Landlord Work required under the terms of the Lease, if any.

Tenant has accepted possession of the Premises. The Premises are usable by Tenant as intended; Landlord has no further obligation to perform any Landlord Work or other construction except as otherwise stated in the Lease.

The Commencement Date of the Lease is February 9, 2006.

The Expiration Date of the Lease is the last day of February, 2016.

Tenant’s Address at the Premises after the Commencement Date is:

Hale Lane Peek Dennison and Howard Professional Corporation

3930 Howard Hughes Parkway

Suite 400

Las Vegas, NV 89109

Attention:

Phone:

Fax:

All other terms and conditions of the Lease are ratified and acknowledged to be unchanged.

EXECUTED as of [ILLEGIBLE], 2006.

Please review and sign below, returning the original copy to the Property Management office.

By:

/s/ Timothy A. Lukes
Signature

Timothy A. Lukes
Print Name

President
Title

TENANT ESTOPPEL

Upon Completion, Please Return to:

BARCLAYS CAPITAL REAL ESTATE INC.

200 Park Avenue

New York, New York 10166

Attn: Lori Rung/CMBS Servicing

Today’s Date:                                                                               Lease Date: June 1, 2005

Lease Commencement Date: February 9, 2006                           Lease Expiration Date: February 29, 2016

Property Name: 3930 Howard Hughes Parkway

Landlord: 3930 HHP LLC, a Delaware limited liability company

Tenant: Hale Lane Peek Dennison and Howard Professional Corporation, a Nevada professional corporation

Leased Premises: Suite/Unit: #400                                              Leased Square Footage: 18,035 r.s.f.

Monthly Rental (including operating expenses, if applicable): $46,452.28

Monthly Parking: $2,145.00

Security Deposit: None                        Portion previously applied by Landlord: N/A

The Lease is [     ] or is not [X] guaranteed. By: N/A

The undersigned states that he/she is fully authorized on behalf of the Tenant in the above-described Lease to execute this letter and hereby certifies to the Landlord and Barclays Capital Real Estate Inc., its successors and/or assigns (hereinafter, “Lender”), that the information set forth herein is true and accurate:

1.                                            Tenant has entered into a lease agreement and all amendments as described on Exhibit A (the “Lease”). The Lease is in full force and effect; there are no other promises, agreements, understandings or commitments between Landlord and Tenant relating to the Leased Premises; and Tenant is occupying the Leased Premises and has not given Landlord any notice of termination thereunder. Tenant has not assigned, sublet, encumbered or otherwise transferred all or any part of the Leased Premises or the Lease, except pursuant to sublease or assignment agreements described on Exhibit A.

2.                                              To the best of Tenant’s knowledge and belief, no uncured default, event of default, or breach by Landlord or Tenant currently exists under the Lease. Tenant has no claim against Landlord under the Lease and no offset or defense to the enforcement of the terms of the Lease.

3.                                      Tenant is obligated to pay rent to Landlord at the rate set forth in the Lease. Tenant has not prepaid any rent or other amounts to Landlord other than rent and other charges due and payable in the calendar month of this certification.

4.                                      In connection with its use and occupancy of the Leased Premises, Tenant is not and will not become engaged in the production, treatment, release or storage of hazardous or toxic substances which pose a substantial risk of imminent damage to public health or safety or to the environment.

5.                                      Tenant is not currently a debtor in any bankruptcy, reorganization, arrangement or insolvency proceedings.

6.                                      Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the said Lease or of the rents secured therein, except to above described Lender.

7.                                      Tenant has no options, rights of first refusal, expansion rights, relocation rights, purchase rights, termination, or exclusive business rights except as set forth in the Lease, and Tenant has no option or right of first refusal to purchase the Leased Premises or any portion thereof.

8.                                      Tenant is not identified on the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the Office of Foreign Assets Control pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States (“OFAC List”) nor is Tenant subject to trade embargo or economic sanctions pursuant to any authorizing United States law, regulation or Executive Order of the President of the United States,

9.                                      Tenant agrees to attom to and recognize as its landlord under the Lease each party acquiring legal title to the Property by foreclosure (whether judicial or nonjudicial) of the Security Instrument, deed-in-lieu of foreclosure, or other sale in connection with enforcement of the Security Instrument or otherwise in satisfaction of the Loan.

10.                               Tenant agrees for a period of thirty (30) days from the date hereof to notify Landlord and Lender in writing of any changes to the statements made by Tenant in this Certification promptly upon Tenant’s learning of each such change.

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11.                               Tenant agrees to provide Lender copies of any and all notices given under the Lease. Such notices shall be sent to Lender at the following address (or such other address as Lender may designate): BARCLAYS CAPITAL REAL ESTATE INC., 200 Park Avenue, New York, New York 10166, Attn: Lori Rung/CMBS Servicing.

TENANT:

HALE LANE PEEK DENNISON AND HOWARD PROFESSIONAL CORPORATION, a Novada professional corporation

By:	/s/ Timothy A. Lukes
	Name:	Timothy A. Lukes
	Title:	President and Managing Shareholder

Exhibit A – Description of Lease

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EXHIBIT A

TO

TENANT ESTOPPEL

DESCRIPTION OF LEASE

Tenant has entered into a lease agreement and all amendments, subleases and assignments, if any, as described below:

1).                                 Lease Agreement by and between 3930 HHP LLC, as Landlord and Hale Lane Peek Dennison and Howard Professional Corporation, as Tenant dated June 1, 2005.

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EXHIBIT “C”

TO SUBLEASE AGREEMENT

List of Personalty

[See attached.]

C-1

Exterior Offices

Room or Station Number	[ILLEGIBLE] Chair	Side Chair	[ILLEGIBLE]	Return	Overhead Unit	Bridge Unit	Bookshelf	File Cabinet	[ILLEGIBLE]	Table
406	1	2	1	1		1	1-727”h x 36”w		[ILLEGIBLE]
407	1	2	1	1		1		1-2 [ILLEGIBLE]	2-32”w x 72”h
408	1	2	1	0		0	2-84”h x 36”w
411	1	2	1	1		1	[ILLEGIBLE]	1-2 [ILLEGIBLE]
412	1	2	1	0		0	[ILLEGIBLE]		2-72”h	1 small table
413	1	2	1	0	1	0	1-72”h x 36”w
414	1	2	1	1		1	[ILLEGIBLE]
415 - IT Room	2	0	2	2		2	0	1-2 door vertical metal cabinet
418	3	0	1	1		1	[ILLEGIBLE]
419	1	1	1	1		1	[ILLEGIBLE]
420	1	1	1	1		1	1-72”h x 36”w	1-2 [ILLEGIBLE]
422	1	0	1	1		1	0	1-3 [ILLEGIBLE]
423	1	1	1	0		0	0		1-72”h	Typing table
424	1	2	1	1	1	1	[ILLEGIBLE]
426	1	0	1	0		0	[ILLEGIBLE]	1-2 [ILLEGIBLE]		[ILLEGIBLE]
427	0	0	1	1		1	2.72”h x 36”w			1-24” round
434	0	0	0	0		0	0			0
[ILLEGIBLE]	0	0	1	1		1	1-84”h x 36”w	1-2 [ILLEGIBLE]
[ILLEGIBLE]	1	2	1	1		1	1-72”h x 36”w
[ILLEGIBLE]	1	2	1	1	1	1	1-84” & 1-72”
440	1	2	1	1		1	3.96”h x 36”w
[ILLEGIBLE]	1	2	1	1		1	[ILLEGIBLE]
444	1	2	1	0	1	0	[ILLEGIBLE]		1-72” & 1-38”
446	1	2	1	1		0	[ILLEGIBLE]
449	1	2	1	1	1	1	2-72” & 2-38”		1-36”
450	1	2	1	1		1	3-96”h x 36”w
451	1	2	1	1		0	2-84”h x 36”w
452	1	2	1	1		1	3-54”h x 36”w
453	1	1	1	1		1	1-72”h x 36”w
454	1	2	1	1		1	1-72”h x 36”w	2-2 [ILLEGIBLE]
[ILLEGIBLE]	1	2	1	1		1	2.72” & 1.36”	1-3 [ILLEGIBLE]
[ILLEGIBLE]	1	2	1	1		1	2.72” & 1.36”

Interior Offices

	[ILLEGIBLE] Chair	Side Chair	[ILLEGIBLE]	Return	Overhead Unit	Bookshelf	File Cabinet	[ILLEGIBLE]	Table
[ILLEGIBLE]	4					16 built in [ILLEGIBLE]		1-25” x 40”	1-70” x 36”
[ILLEGIBLE]	3		Built in		Built in
447	2		Built in		Built in

Secretarial Stations

	[ILLEGIBLE]	[ILLEGIBLE]	Return	Overhead	Systems Furniture
460	1	1	1	1
[ILLEGIBLE]		1	1	1
[ILLEGIBLE]	1	1	1	1
[ILLEGIBLE]	1	1	1	1
[ILLEGIBLE]		1	1	1
[ILLEGIBLE]	1	1	1	1
[ILLEGIBLE]		1	1	1
[ILLEGIBLE]		1	1	1

454A	1	1	1	1
454B	1	1	1	1
438A	1	1	1	1
438B	1	1	1	1
442A	1	1	1	1
442B	1	1	1	1
465A	1	1	1	1
465B	1	1	1	1
448A	1	1	1
448B	1	1	1	1
457					1

Conference Rooms

	Table	Chairs	[ILLEGIBLE]	Small Table	Built in cabinet white Boards	Large screen Monitor	Built in Cabinets	Small Refrigerator	[ILLEGIBLE]
Silver - 402	1-round 30”	2		1
Blue - 403	1-round 30”	2		1
[ILLEGIBLE] - 415	1-10’ x 4”	13	145” Granite top built in	1	2	1
Valley (war Room) - 425	1-8’	3							[ILLEGIBLE]
Sandstone - 431	1-8’ x 8” granite topped table	12 conference room chairs / 5 misc.	148” Granite top built in	1	1	1
Mountain (War Room) - 433	1-12’ x 4”	7		1					[ILLEGIBLE]
[ILLEGIBLE] - 445		10	145” Granite top built in	1	2	1
[ILLEGIBLE] - 404	1-22’ x 63” granite top table	22	164” Granite top built in	1	1	1	1	1
[ILLEGIBLE] - 405	1-4’ x 4”	4		2

	Table	Chairs	Refrigerator	Sink	Dishwasher	Warming Oven	Microwave	Built in Concern & Cabinete	Ice Maker
Break Room - 458	5	6 high / 12 low /16 [ILLIGIBLE]	2 full size GE		Yes	1	2	Yes
Small Kitchen - 417			Yes under counter	1				Yes	Yes Under Counter

Reception	Desk Chair	Systems Furniture	Side Chairs	Side Tables	[ILLEGIBLE]
	1	1 granite & wood	4 high back leather	2	2

	Desk Chair	Built in [ILLEGIBLE]	Small Table
Library - 428
	3	7.31” x 84” / 3.26” x 84”	1
	Built in Counters & Cabinets & [ILLEGIBLE] units
IKON - [ILLEGIBLE]